                                                                    EXHIBIT 10.1

             -------------------------------------------------------

                           LOAN AND SECURITY AGREEMENT

             -------------------------------------------------------


                         BANKBOSTON RETAIL FINANCE INC.
                              ADMINISTRATIVE AGENT
                                COLLATERAL AGENT

             -------------------------------------------------------


                                  AmSouth Bank
                         BankBoston Retail Finance Inc.
                       The CIT Group Business Credit, Inc.
                           FINOVA Capital Corporation
                          Foothill Capital Corporation
                             Heller Financial, Inc.
                    IBJ Whitehall Business Credit Corporation
                     Jackson National Life Insurance Company
                          LaSalle Business Credit, Inc.
                               The Provident Bank
                              WORKINGCAPITALLENDERS

             -------------------------------------------------------

                          BACK BAY CAPITAL FUNDING LLC
                                   TERM LENDER
             -------------------------------------------------------


                           HOMEPLACE OF AMERICA, INC.
                                Lead Borrower for

                           HOMEPLACE OF AMERICA, INC.
                             HOMEPLACE STORES, INC.
                           HOMEPLACE STORES TWO, INC.
                           HOMEPLACE MANAGEMENT, INC.
                                  THE BORROWERS

             -------------------------------------------------------

                                  June 15, 1999

                                TABLE OF CONTENTS



ARTICLE 1 - DEFINITIONS.

ARTICLE 2 - THE REVOLVING CREDIT
         2-1.    Establishment of Revolving Credit.................................... 22
         2-2.    Advances in Excess of Availability................................... 23
         2-3.    Initial Reserves. Changes to Reserves................................ 23
         2-4.    Risks of Value of Inventory.......................................... 24
         2-5.    Loan Requests........................................................ 24
         2-6.    Making of Loans Under Revolving Credit............................... 26
         2-7.    SwingLine Loans...................................................... 27
         2-8.    The Loan Account..................................................... 27
         2-9.    The Revolving Credit Notes........................................... 28
         2-10.   Payment of The Loan Account.......................................... 28
         2-11.   Interest Rates. ..................................................... 29
         2-12.   Revolving Credit UpFront Fee......................................... 30
         2-13.   Administrative Agent's Fee........................................... 30
         2-14.   Line (Unused) Fee.................................................... 30
         2-15.   Early Termination Fee................................................ 30
         2-16.   Administrative Agent's and Working Capital Lenders' Discretion....... 31
         2-17.   Procedures For Issuance of L/C's..................................... 32
         2-18.   Fees For L/C's....................................................... 33
         2-19.   Concerning L/C's..................................................... 33
         2-20.   Changed Circumstances................................................ 35
         2-21    Working Capital Lenders' Commitments................................. 36
         2-22.   Designation of Lead Borrower as Borrowers' Administrative Agent...... 37

ARTICLE 3 - THE TERM LOAN:
         3-1.    Commitment To Make Term Loan......................................... 38
         3-2.    The Term Note........................................................ 38
         3-3.    Payment of Principal of the Term Loan.  ............................. 38
         3-4.    Interest. ........................................................... 39
         3-5.    Term Loan UpFront Fee................................................ 40
         3-6.    Term Loan Monitoring Fee............................................. 40
         3-7.    Payments............................................................. 40

ARTICLE 4 - CONDITIONS PRECEDENT:
         4-1.    Corporate Due Diligence.............................................. 40
         4-2.    Emergence. Merger.................................................... 40
         4-3.    Opinion.............................................................. 41
         4-4.    Additional Documents................................................. 41
         4-5.    Officers' Certificates............................................... 41
         4-6.    Representations and Warranties....................................... 41
         4-7.    Minimum Excess Availability.......................................... 41
         4-8.    All Fees and Expenses Paid........................................... 41
         4-9.    No Suspension Event.................................................. 42
         4-10.   No Adverse Change.................................................... 42


ARTICLE 5 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
         5-1.    Payment and Performance of Liabilities............................... 42
         5-2.    Due Organization - Corporate Authorization - No Conflicts............ 42
         5-3.    Trade Names.......................................................... 43
         5-4.    Locations............................................................ 44
         5-5.    Infrastructure....................................................... 45
         5-6.    Year 2000 Compliance................................................. 45
         5-7.    Title to Assets...................................................... 45
         5-8.    Indebtedness......................................................... 46
         5-9.    Insurance Policies................................................... 46
         5-10.   Licenses............................................................. 47
         5-11.   Leases............................................................... 47
         5-12.   Requirements of Law.................................................. 47
         5-13.   Maintain Properties.................................................. 48
         5-14.   Pay Taxes............................................................ 48
         5-15.   No Margin Stock...................................................... 49
         5-16.   ERISA................................................................ 49
         5-17.   Hazardous Materials.................................................. 49
         5-18.   Litigation........................................................... 50
         5-19.   Dividends or Investments............................................. 50
         5-20.   Loans................................................................ 50
         5-21.   Line of Business..................................................... 51
         5-22.   Protection of Assets................................................. 51
         5-23.   Affiliate Transactions............................................... 51
         5-24.   Executive Pay........................................................ 51
         5-25.   Additional Assurances................................................ 52
         5-26.   Adequacy of Disclosure............................................... 52
         5-27.   No Restrictions on Liabilities....................................... 53
         5-28.   Other Covenants...................................................... 53

ARTICLE 6 - REPORTING REQUIREMENTS / FINANCIAL COVENANTS:
         6-1.    Maintain Records..................................................... 53
         6-2.    Access to Records.................................................... 54
         6-3.    Immediate Notice .................................................... 54
         6-4.    Borrowing Base Certificate........................................... 55
         6-5.    Weekly Reports....................................................... 55
         6-6.    Monthly Reports...................................................... 56
         6-7.    Quarterly Reports.................................................... 57
         6-8.    Annual Reports....................................................... 57
         6-9.    Officers' Certificates............................................... 58
         6-10.   Inventories, Appraisals, and Audits.................................. 58
         6-11.   Additional Financial Information..................................... 59
         6-12.   Financial Performance Covenants...................................... 60

ARTICLE 7 - USE AND COLLECTION OF COLLATERAL:
         7-1.    Use of Inventory Collateral.......................................... 60
         7-2.    Inventory Quality.................................................... 60
         7-3.    Adjustments and Allowances........................................... 60
         7-4.    Validity of Accounts................................................. 61
         7-5.    Notification to Account Debtors...................................... 61

ARTICLE 8 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:
         8-1     Depository Accounts.................................................. 61
         8-2.    Credit Card Receipts................................................. 62
         8-3.    The Concentration and the Disbursement Accounts...................... 62
         8-4.    Proceeds and Collection of Accounts.................................. 62
         8-5.    Payment of Liabilities............................................... 63
         8-6.    The Disbursement Account............................................. 64

ARTICLE 9 - GRANT OF SECURITY INTEREST:
         9-1.   Grant of Security Interest............................................ 64
         9-2.   Extent and Duration of Security Interest.............................. 65
         10-1.   Appointment as Attorney-In-Fact...................................... 65
         10-2.   No Obligation to Act................................................. 66

ARTICLE 11 - EVENTS OF DEFAULT:
         11-1.   Failure to Pay Revolving Credit or Term Loan ........................ 66
         11-2.   Failure To Make Other Payments....................................... 66
         11-3.   Failure to Perform Covenant or Liability (No Grace Period)........... 66
         11-4.   Failure to Meet Financial Reporting Requirements..................... 67
         11-5.   Failure to Perform Covenant or Liability (Grace Period).............. 67
         11-6.   Misrepresentation.................................................... 67
         11-7.   Acceleration of Other Debt........................................... 67
         11-8.   Breach of Lease...................................................... 67
         11-9.   Default Under Other Agreements....................................... 68
         11-10.  Casualty Loss. Non-Ordinary Course Sales............................. 68
         11-11.  Judgment.  Restraint of Business..................................... 68
         11-12.  Business Failure..................................................... 68
         11-13.  Bankruptcy........................................................... 69
         11-14.  Indictment - Forfeiture.............................................. 69
         11-15.  Challenge to Loan Documents.......................................... 69
         11-16.  Executive Management................................................. 69
         11-17.  Change in Control.................................................... 70

ARTICLE 12 - RIGHTS AND REMEDIES UPON DEFAULT:
         12-1.   Rights of Enforcement................................................ 70
         12-2.   Sale of Collateral................................................... 70
         12-3.   Occupation of Business Location...................................... 71
         12-4.   Grant of Nonexclusive License........................................ 72
         12-5.   Assembly of Collateral............................................... 72
         12-6.   Rights and Remedies.................................................. 72

ARTICLE 13 - NOTICES:
         13-1.   Notice Addresses..................................................... 72
         13-2.   Notice Given......................................................... 73
         14-1.   Termination of Revolving Credit...................................... 74
         14-2.   Effect of Termination................................................ 74


ARTICLE 15  -  GENERAL:
         15-1.   Protection of Collateral............................................. 74
         15-2.   Successors and Assigns............................................... 74
         15-3.   Severability......................................................... 75
         15-4.   Amendments.  Course of Dealing....................................... 75
         15-5.   Power of Attorney.................................................... 75
         15-6.   Application of Proceeds.............................................. 75
         15-7.   Increased Costs...................................................... 75
         15-8.   Costs and Expenses of Agents and Lender.............................. 76
         15-9.   Copies and Facsimiles................................................ 77
         15-10.  Massachusetts Law.................................................... 77
         15-12.  Indemnification...................................................... 78
         15-13.  Rules of Construction................................................ 78
         15-14.  Intent............................................................... 79
         15-15.  Maximum Interest Rate................................................ 80
         15-16.  Waivers.............................................................. 80



                                    EXHIBITS

         2-7(c)          :       SwingLine Note
         2-9             :       Revolving Credit Note
         2-21(e)         :       Voting Rights
         3-2             :       Term Note
         5-2             :       Related Entities
         5-3             :       Trade Names.
         5-4             :       Locations.
         5-6             :       Year 2000
         5-7(a)          :       Encumbrances
         5-7(c)          :       Rights in Equipment
         5-8             :       Indebtedness.
         5-9             :       Insurance Policies.
         5-11            :       Leases
         5-14            :       Taxes
         5-18            :       Litigation
         6-4             :       Borrowing Base Certificate
         6-7(b)          :       Pricing Certificate
         6-12(a)         :       Financial Performance Covenants
         6-12(b)         :       Business Plan
         8-1             :       DDA's.
         8-2             :       Credit Card Arrangements

--------------------------------------------------------------------------------


           LOAN AND SECURITY AGREEMENT BANKBOSTON RETAIL FINANCE INC.
                                      AGENT

--------------------------------------------------------------------------------


                                                                   June 14, 1999

         THIS AGREEMENT is made between

                  BankBoston Retail Finance Inc. (in such capacity, the "ADMINISTRATIVE AGENT") a Delaware corporation with its principal executive offices at 40 Broad Street, Boston, Massachusetts, as Administrative Agent for the ratable benefit of (i) the "WORKING CAPITAL LENDERS" (individually, a "WORKING CAPITAL LENDER") who are, at present identified on the signature pages (commencing on Page 82) of this Agreement) and any person who becomes a "Working Capital Lender" in accordance with the provisions of Section 2-21 of this Agreement, and (ii) the Term Lender;

         and

                  BankBoston Retail Finance Inc. (in such capacity, the "COLLATERAL AGENT"), as agent for the ratable benefit of the Administrative Agent, the Working Capital Lenders, and the Term Lender;

         and

                  Back Bay Capital Funding LLC (in such capacity, the "TERM LENDER"), a limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109,

         and


                 HomePlace of America, Inc., a Delaware corporation with its principal executive offices at 3200 Pottery Drive, Myrtle Beach, South Carolina 29577 (in such capacity, the "LEAD BORROWER") as agent for the following borrowers (individually, a "BORROWER" and collectively, the "BORROWERS"):

                           HomePlace of America, Inc. (a Delaware corporation
                  with its principal executive offices at 3200 Pottery Drive, Myrtle Beach, South Carolina 29577 );

                           HomePlace Stores, Inc. (a Delaware corporation with
                  its principal executive offices at 3200 Pottery Drive, Myrtle Beach, South Carolina 29577 );

                           HomePlace Stores Two, Inc. (a Delaware corporation
                  with its principal executive offices at 3200 Pottery Drive, Myrtle Beach, South Carolina 29577); and

                           HomePlace Management, Inc. (an Ohio corporation with
                  its principal executive offices at 3200 Pottery Drive, Myrtle Beach, South Carolina 29577);

in consideration of the mutual covenants contained herein and benefits to be derived herefrom.


                                   WITNESSETH:

ARTICLE 1 - DEFINITIONS.

         As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

         "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACH": Automated clearing house.

         "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

         "ADMINISTRATIVE AGENT": Is defined in the Preamble.

         "AGENTS' RIGHTS AND REMEDIES":  Is defined in Section 12-6.

         "ADMINISTRATIVE AGENT'S FEE": Is defined in Section 2-13.

         "AGENTS' RIGHTS AND REMEDIES":  Is defined in Section 12-6.

         "AFFILIATE": (a) Subject to (b) of this Definition, with respect to any two Persons, a relationship in which (i) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, control of the other; or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

                         (b) No Person shall be deemed an Affiliate of any
                 Borrower if the sole relationship of such Person to all of the Borrowers is the holding of an equity interest in such Person by the Kuwait Investment Authority.

         "AGENT": Collectively and each individually, the Administrative Agent and the Collateral Agent.

         "APPRAISED LIQUIDATION VALUE": The product of (a) the Cost of Eligible
                 Inventory (net of Inventory Reserves) multiplied by (b) that percentage determined by the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Administrative Agent as reflecting that appraiser's estimate of the realization on Cost of the Borrowers' Inventory in a liquidation thereof.

         "AVAILABILITY": Is defined in Section 2-1(b)(i).

         "AVAILABILITY RESERVES": Such reserves as the Administrative Agent from time to time determines in the Administrative Agent's discretion as being appropriate to reflect the impediments to any Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                           (i) Rent (based upon past due rent and/or whether or not Landlord's Waiver, acceptable to the Administrative Agent, has been received by the Administrative Agent ).

                           (ii)     In store customer credits.

                           (iii)    Gift Certificates.

                           (iv)     Frequent Shopper Programs.

                           (v)      Layaways and Customer Deposits

                           (vi) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the security interests of the Collateral Agent in the Collateral.

                           (viii)   L/C Landing Costs.

                           (ix)     Year 2000 compliance.

                           (x)      Unfunded Plan Disbursements.




         "BANKRUPTCY CODE":  Title 11, U.S.C., as amended from time to time.

         "BANKRUPTCY COURT": The United States Bankruptcy Court for the District of Delaware, which has subject matter jurisdiction over the HomePlace Cases, and to the extent of any withdrawal of the reference made pursuant to 28 U. S. C. ss.157 or direct assignment to the district court, the United States District Court for the District of Delaware.

         "BASE": The Base Rate announced from time to time by BankBoston, N.A.
                  (or any successor in interest to BankBoston, N.A.). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Working Capital Lenders, in good faith, designate as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

         "BASE MARGIN": (a) Until Section (b) of this Definition is in effect:
                  0.0

                           (b) Commencing with the first day of the Borrower's third fiscal quarter in calendar year 2000, the Base Margin shall be reset quarterly (commencing with the Business Day after the Administrative Agent's receipt of the Pricing Certificate (Section 6-7(b)) based on the Pricing Grid. The Base Margin for Tiers I or III of the Pricing grid shall apply in the event that both criteria applicable to that Tier are satisfied. In all other circumstances, the Base Margin for Tier II of the Pricing Grid shall apply.

         "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

         "BASE MARGIN RATE": That per annum rate which is the aggregate of Base plus the Base Margin.

         "BBRF": BankBoston Retail Finance Inc.

         "BORROWERS": Is defined in the Preamble.

         "BORROWING BASE": Is defined in Section 2-1.

         "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or Myrtle Beach, South Carolina, generally are not open to the general public for the purpose of conducting commercial banking business; or
                  (c) a day on which the Administrative Agent is not open to the general public to conduct business.

         "BUSINESS PLAN": The Borrowers' business plan annexed hereto as EXHIBIT
                  6-12(b)., and any revision, amendment, or update of such business plan to which the Administrative Agent has provided its written sign-off.

         "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

         "CHANGE IN CONTROL": (a) The failure of the Lead Borrower to own, beneficially and of record, 100% of the capital stock of all of the other Borrowers having the right, under ordinary circumstances, to vote for the election of directors of all other Borrowers.

                           (b) The occurrence of any event or circumstance such
                  that the Lead Borrower does not have the power to elect all directors of all other Borrowers.

                           (c) The acquisition, by any group of persons (within
                  the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 25% or more of the issued and outstanding capital stock of the Lead Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower, except (a) that, if such acquisition is by BankAmerica, N.A. or affiliates of BankAmerica, N.A., the relevant percentage shall be 40% and (b) if such acquisition is as a consequence of an offering under the Securities Act of 1933 by the Lead Borrower.

                           (d) More than fifty percent of the persons who were
                  Key Directors on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed) cease, for any reason to be Directors of the Lead Borrower other than by reason of death or disability or the amendment of the Lead Borrower's corporate by-laws or other corporate governance documents so as to decrease the number of Directors of the Lead Borrower.

         "CHAPTER 11 CASES": The jointly administered Chapter 11 case of the
                  HomePlace Group in the United States District Court for the District of Delaware (Docket 98-8 (PJW).

         "CHATTEL PAPER": Has the meaning given that term in the UCC.

         "COLLATERAL": Is defined in Section 9-1.

         "COMMITMENT" and "COMMITMENT PERCENTAGE": Subject to Section 2-21, below:

WORKING CAPITAL LENDER                  DOLLAR COMMITMENT            COMMITMENT
                                                                     PERCENTAGE
----------------------                  -----------------            ----------
AmSouth Bank                              $15,000,000.00                  7.5%
BankBoston Retail Finance Inc.            $30,000,000.00                   15%
The CIT Group Business Credit, Inc.       $25,000,000.00                 12.5%
FINOVA Capital Corporation                $15,000,000.00                  7.5%
Foothill Capital Corporation              $25,000,000.00                 12.5%

Heller Financial, Inc.                    $20,000,000.00                 10.0%
IBJ Whitehall Business Credit             $15,000,000.00                  7.5%
Corporation
Jackson National Life Insurance Co.       $25,000,000.00                 12.5%
LaSalle Business Credit, Inc.             $20,000,000.00                 10.0%
The Provident Bank                        $10,000,000.00                  5.0%


         "CONCENTRATION ACCOUNT":  Is defined in Section 8-3.

         "CONSOLIDATED": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement, or report (as appropriate) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Borrowers.

         "CONSOLIDATED ADJUSTED EBITDA": The Borrowers' Consolidated earnings before reorganization items, interest, taxes, depreciation, and amortization, but after transition costs, each as determined in accordance with GAAP.

         "COST": The lower of

                           (a) the calculated cost of purchases, as determined
                  from invoices received by the Borrowers, the Borrowers' purchase journal or stock ledger, based upon the Borrowers' accounting practices, known to the Working Capital Lenders, which practices are in effect on the date on which this Agreement was executed; or

                           (b) the lowest ticketed or promoted price at which
                  the subject inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrowers' accounting system).

                 "Cost" does not include inventory capitalization costs or other non-purchase price charges (exclusive of freight on the initial purchase orders) used in the Borrowers' calculation of cost of goods sold.

         "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by any Agent's attorneys or any

                  Lender's and all reasonable costs incurred by any Agent or any Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of any Agent or any Lender, which costs and expenses are directly or indirectly related to or in respect of any Agent's and any
                  Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agents' Rights and Remedies and/or any of the rights and remedies of any Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Administrative Agent's option may bear interest at the highest post-default rate which the Administrative Agent may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Administrative Agent to, or for the benefit of, the Borrowers.

         "CUSTOMER CREDIT LIABILITY": Gift certificates, merchandise credits, and similar liabilities of any Borrower to its retail customers and prospective customers.

         "CURRENT PAY INTEREST": Is defined in Section 3-4(a)(i)

         "DDA": Any checking or other demand daily depository account maintained by the Borrowers.

         "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC.

         "DISBURSEMENT ACCOUNT": Is defined in Section 8-3.

         "DOCUMENTS": Has the meaning given that term in the UCC.

         "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

         "DOLLAR COMMITMENT": As provided in the Definition of "Commitment", above.

         "EARLY TERMINATION FEE":  Is defined in Section 2-15.

         "ELIGIBLE INVENTORY": (a) Such of the Borrowers' Inventory (without duplication as to Inventory described in (b) of this Definition), at such locations, and of such types, character, qualities and quantities, (net of Inventory Reserves) as the Administrative Agent in its reasonable discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Collateral Agent has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances.

                           (b) Such of the Borrower's Inventory (without
                  duplication as to described in (a) of this Definition), the purchase of which is supported by a documentary L/C then having an initial expiry of sixty (60) or less days, provided that (a) such Inventory is of such types, character, qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing; and (b) The documentary L/C supporting such purchase names either Agent as consignee of the subject Inventory and either Agent has control over the documents which evidence ownership of the subject Inventory.

         "ELIGIBLE RECEIVABLES": (a) Under 4 business day accounts due from major credit card processors on a non-recourse basis.

                           (b) Current amounts due from nationally recognized
                  inventory liquidators on account of store closures commenced no later than 3 months following confirmation of the Plan, which amounts are backed by letters of credit satisfactory to the Administrative Agent.

         "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

         "ENCUMBRANCE": Each of the following:

                           (a) Any security interest, mortgage, pledge,
                  hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                           (b) The filing of any financing statement under the
                  UCC or comparable law of any jurisdiction.

         "END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

         "ENVIRONMENTAL LAWS": All of the following:

                           (a) Any and all federal, state, local or municipal
                  laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect; and

                           (b) the common law relating to damage to Persons or
                  property from Hazardous Materials.

         "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrowers' business, and any and all accessions or additions thereto, and substitutions therefor.

         "ERISA": The Employee Retirement Security Act of 1974, as amended.

         "ERISA AFFILIATE": Any Person which is under common control with the Borrowers within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrowers and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "EVENTS OF DEFAULT": Is defined in Article 11. Each reference herein to an "Event of Default" is to an Event of Default not then duly waived by the Lender (as to which due waiver, see Section 15-4(b)). In the event of such due waiver, the so-waived Event of Default shall be deemed never to have occurred (other than with respect to any Costs of Collection incurred by any Lender prior to such waiver).

         "FEE LETTER": The letter of even date, so styled, amongst the Agents, BBRF, and the Borrower.

         "FIXTURES": Has the meaning given that term in the UCC.

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Administrative Agent, (a) the Borrowers' compliance with the financial performance covenants imposed pursuant to
                  Section 6-12 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrowers shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrowers' chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

         "GENERAL INTANGIBLES" includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrowers; credit memoranda in favor of the Borrowers; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrowers to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts;

                  proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrowers in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrowers or credit extended or services performed, by the Borrowers, whether intended for an individual customer or the general business of the Borrowers, or used or useful in connection with research by the Borrowers.

         "GOODS": Has the meaning given that term in the UCC.

         "HAZARDOUS MATERIALS:" Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "HOMEPLACE CASES": The jointly administered Chapter 11 case of the HomePlace Group in the United States District Court for the District of Delaware (Docket 98-8 (PJW), as amended by order entered in said Chapter 11 Case on or before May 1, 1999.

         "HOMEPLACE GROUP": HomePlace Stores, Inc.; HomePlace Stores Two, Inc.;
                  HomePlace Management, Inc. ;and HomePlace Holdings, Inc.

         "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                           (a) In respect of money borrowed (including any
                  indebtedness
                  which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                           (b) For the payment of the purchase price of goods or
                  services deferred for more than Thirty (30) days beyond then current trade terms provided to such person by the supplier of such goods or services.

                           (c) In connection with any letter of credit or
                  acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                           (d) In connection with the sale or discount of
                  accounts receivable or chattel paper of such Person.

                           (e) On account of deposits or advances.

                           (f) As lessee under Capital Leases.

                 "INDEBTEDNESS" of any Person shall also include:

                                    (x) Indebtedness of others secured by an
                           Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                                    (y) Any guaranty, endorsement, suretyship or
                           other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                                    (z) The Indebtedness of a partnership or
                           joint venture in which such Person is a general partner or joint venturer.

         "INDEMNIFIED PERSON": Is defined in Section 15-12.

         "INSTRUMENTS": Has the meaning given that term in the UCC.

         "INTEREST PAYMENT DATE": With reference to:

                           Each Libor Loan: The last day of the Interest Period
                  relating thereto; the Termination Date; the End Date; and with respect to any Libor Loan which has a six month Interest Period, the last day of the third month of such Interest Period.

                           Each Base Margin Loan: the first day of each month;
                  the Termination Date; and the End Date.

         "INTEREST PERIOD": (a) With respect to each Libor Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending one, two, three or six months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 2-5(a)) to the Agent.

                           (b) With respect to each Base Margin Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Lead Borrower may elect by notice (pursuant to Section 2-5(a)) to the Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrower.

                           (c) The setting of Interest Periods is in all
                  instances subject to the following: (i) Any Interest Period for a Base Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                                    (ii) Any Interest Period for a Libor Loan
                           which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                                    (iii) Subject to Subsection (iv), below, any
                           Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                                    (iv) Any Interest Period which would
                           otherwise end after the Termination Date shall end on the Termination Date.

                                    (v) The number of Interest Periods in effect
                           at any one time is subject to Section 2-11(d) hereof.


         "INVESTMENT PROPERTY":  Has the meaning given that term in the UCC.

         "INVENTORY": includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrowers, or used or consumed or to be used or consumed in the Borrowers' business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

         "INVENTORY ADVANCE RATE": The following percentage during the dates indicated:

                 From December 16 to September 15:    70%
                 From September 16 to December 15:    72%

         "INVENTORY APPRAISAL CAP":  85%.

         "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                           (i)      Obsolescence.

                           (ii)     Seasonality.

                           (iii)    Shrinkage.

                           (iv)     Imbalance.

                           (v)      Change in Inventory character.

                           (vi)     Change in Inventory composition

                           (vii)    Change in Inventory mix.

                           (viii)   Markdowns (both permanent and point of sale)

                           (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

                           (x)      Consigned goods

         "ISSUER": BankBoston, N.A., and any successor to BankBoston, N.A.

         "KEY DIRECTORS": Class II Directors, as referenced in the Merger
                  Agreement until such time as membership on the Lead Borrower's Board of Directors is not divided amongst classes of directors. After that date on which membership on the Lead Borrower's Board of Directors is no longer divided amongst classes of directors, "Key Directors" refers to all directors.

         "L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of the Borrowers and any acceptance made on account of such letter of credit.

         "L/C MARGIN": (a) Until Section (b) of this Definition is in effect:
                  1.5%

                  (b) Commencing with the first day of the Borrower's third fiscal quarter in calendar year 2000, the L/CMargin shall be reset quarterly (commencing with the Business Day after the Administrative Agent's receipt of the Pricing Certificate (Section 6-7(b)) based on the Pricing Grid for L/C's issued on or after the date when so set, that is to say the L/C Margin applicable to L/C's in effect at the time of increases/decreases in margin will remain at the margin originally in effect when such L/C had been issued. Tiers I or III of the Pricing grid shall apply in the event that both criteria applicable to that Tier are satisfied. In all other circumstances, Tier II of the Pricing Grid shall apply.

         "LEAD BORROWER": Is defined in the Preamble.

         "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrowers is entitled to the use or occupancy of any real property.

         "LENDER": Collectively and each individually, each Working Capital
                  Lender and
                  the Term Lender.

         "LIABILITIES" (in the singular, "LIABILITY") includes, without limitation, the following:

                           (a) All and each of the following, whether now
                  existing or hereafter arising under this Agreement or under any of the other Loan Documents:

                           (i) Any and all direct and indirect liabilities,
                  debts, and obligations of each Borrower to any Lender and/or any Agent, each of every kind, nature, and description.

                           (ii) Each obligation to repay any loan, advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by each Borrower to any Lender and/or any Agent (including all future advances whether or not made pursuant to a commitment by the Working Capital Lenders), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which any Borrower to any Lender and/or any Agent may hold against any of the Borrowers.

                           (iii) All notes and other obligations of each
                  Borrower now or hereafter assigned to or held by any Borrower to any Lender and/or any Agent, each of every kind, nature, and description.

                           (iv) All interest, fees, and charges and other
                  amounts which may be charged by any Borrower to any Lender and/or any Agent to any of the Borrowers and/or which may be due from any of the Borrowers to the any Borrower to any Lender and/or any Agent from time to time.

                           (v) All costs and expenses incurred or paid by any
                  Agent in respect of any agreement between any of the Borrowers, any Agent, or any Lender and/or any instrument furnished by any of the Borrowers to any Agent (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                           (vi) Any and all covenants of each of the Borrowers
                  to or with any Borrower to any Lender and/or any Agent and any and all obligations of each of the Borrowers to act or to refrain from acting in accordance with any agreement between any of the Borrowers and the any Borrower to any Lender and/or any Agent or instrument furnished by any of the Borrowers to any Borrower to any Lender and/or any Agent.

                           (vii) Each of the foregoing as if each reference to
                  "any Lender and/or any Agent " therein were to each Affiliate of any Agent or any Lender.

                           (b) Any and all direct and indirect liabilities,
                  debts, and obligations of Borrower to any Agent, each of every kind, nature, and description.

         "LIBOR BUSINESS DAY": Any day which is both a Business Day and a day on which the principal interbank market for Libor deposits in London in which BankBoston, N.A. participates is open for dealings in United States Dollar deposits.

         "LIBOR LOAN": Any Revolving Credit Loan which bears interest at a Libor
                  Rate.

         "LIBOR MARGIN": (a) Until Section (b) of this Definition is in effect:
                  2.25 % per annum

                           (b) Commencing with the first day of the Borrower's
                  third fiscal quarter in calendar year 2000, the Libor Margin shall be reset quarterly (commencing with the Business Day after the Administrative Agent's receipt of the Pricing Certificate (Section 6-7(b)), based on the Pricing Grid, for loans initiated on or after the date when so set, that is to say Libor contracts in effect at the time of increases/decreases in margin will remain at the margin originally utilized when the contract was opened. The margin in effect at a given time will apply to contracts opened at that time, and shall be based upon the Pricing Grid. Tiers I or III shall apply in the event that all criteria applicable to that Tier are satisfied. In all other circumstances, Tier II shall apply.

         "LIBOR OFFER RATE": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Agent to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to BankBoston, N.A., by first-class banks in the London interbank market in which BankBoston, N.A. participates at or about 10:00AM (Boston Time) Two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

         "LIBOR RATE": That per annum rate which is the aggregate of the Libor
                  Offer Rate plus the Libor Margin except that, in the event that it is determined by the Agent that any Lender may be subject to the Reserve Percentage, the "Libor Rate" shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Libor Loans thereafter made, an interest rate per annum equal the sum of
                  (a) plus (b), where:

                           (a) is the decimal equivalent of the following
                  fraction:

                                Libor Offer Rate
                           --------------------------
                           1 minus Reserve Percentage

                           (b) the applicable Libor Margin.

         "LINE (UNUSED) FEE": Is defined in Section 2-14.

         "LOAN ACCOUNT": Is defined in Section 2-8.

         "LOAN DOCUMENTS": This Agreement, each instrument and document executed and/or delivered as contemplated by Section 3-2 or Article 4, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

         "LOCAL DDA": A depository account maintained by the Borrowers, the only contents of which may be transfers from the Disbursement Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

         "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrowers' financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 6-12 where such a breach would not have occurred if such change had not taken place or visa versa.

         "MATURITY DATE": June 30, 2002.

         "MERGER AGREEMENT" The Agreement and Plan of Merger dated as of March
                  16, 1999 by and among the HomePlace Holdings, Inc., Waccamaw Corporation, and the Lead Borrower.

         "OPERATING ACCOUNT": Is defined in Section 8-3.

         "OVERALL INVENTORY ADVANCE RATE": The following percentage during the dates indicated:

                 From December 16 to September 15:                75%
                 From September 16 to December 15:                79%

         "OVERALL INVENTORY APPRAISAL CAP": 92%

         "PARTICIPANT": Is defined in Section 14-13, hereof.

         "PERCENTAGE COMMITMENT": As included in the Definition of "Commitment".

         "PERMITTED ASSET SALES: A sale, not in the ordinary course, of the Borrowers' assets which, when aggregate with all prior sales since the date of this Agreement, does not exceed 20% of the assets of the Borrowers, as reflected on a Consolidated Balance Sheet of the Borrowers at the date of this Agreement.

         "PERMITTED ENCUMBRANCES": Those Encumbrances permitted as provided in
                  Section 5-7(a) hereof.

         "PERMITTED SUBDEBT": Indebtedness of the Borrowers which is subordinated to the Liabilities pursuant to a written agreement which is reasonably satisfactory to the Administrative Agent.

         "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "PIK INTEREST": Defined in Section 3-4(a)(ii).

         "PLAN": The Joint Plan of Reorganization of the HomePlace Group under
                  Chapter 11 of the Bankruptcy Code filed on or about April 1, 1999, in the Chapter 11 Cases as amended by order entered in the Chapter 11 Cases on or before May 1, 1999.

         "PRICING CERTIFICATE": Defined in Section 6-7(b).

         "PRICING GRID": The following:

                                  PRICING GRID


Tier      Minimum 12 month           Consolidated 12 month           Libor          Base          L/C Margin
          trailing average           trailing Consolidated           Margin         Margin
          Availability               Adjusted EBITDA
                                      / Total Interest
------------------------------------------------------------------------------------------------------------
I         $25 Million                Greater than or Equal to        2.00 %         0.0           1.25%
                                     1.75 to 1.0
------------------------------------------------------------------------------------------------------------
II        Not Applicable             Greater than or Equal to        2.25 %         0.0           1.5%
                                     1.25 to 1.0, but less than
                                     1.75 to 1.0
------------------------------------------------------------------------------------------------------------
III       Not Applicable             Less than 1.25 to 1.0           2.50 %         0.25%         1.75%
------------------------------------------------------------------------------------------------------------

         "PROCEEDS": include, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in
                  Section 9-1 hereof.

         "RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

         "RECEIVABLES ADVANCE RATE": 85%.

         "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of the Borrowers' Accounts, Accounts Receivable, contract rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Securities, letters of credit for the benefit of the Borrowers, and bankers' acceptances held by the Borrowers, and any rights to payment.

         "RELATED ENTITY": (a) Except as described in (c) of this Definition, any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrowers; could have such enterprise's tax returns or financial statements consolidated with the Borrowers'; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrowers is a member; Controls or is Controlled by the Borrowers or by any Affiliate of the Borrowers.

                           (b) Except as described in (c) of this Definition,
                  any Affiliate.

                           (c) No Person shall be deemed a Related Entity of the
                  Borrowers if the sole relationship of such Person to all of the Borrowers is the ownership of an equity interest in such person by the Kuwait Investment Authority.


         "REQUIREMENT OF LAW": As to any Person:

                           (a)(i) All statutes, rules, regulations, orders, or
                  other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

                           (b) That Person's charter, certificate of
                  incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Libor Loan shall be based upon that in effect during the subject

                  Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "RESERVES": All (if any) Availability Reserves and Inventory Reserves.

         "REVOLVING CREDIT": Is defined in Section 2-1.

         "REVOLVING CREDIT LOAN": A term of convenience which refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See
                  Section 2-11(c)).

         "REVOLVING CREDIT NOTE": Is defined in Section 2-9.

         "REVOLVING CREDIT UPFRONT FEE": Is defined in Section 2-12.

         "REVOLVING CREDIT LOAN CEILING":$200 Million (subject to irrevocable reduction of up to $50 Million (in increments of $10 Million) on 30 days irrevocable prior written notice by the Lead Borrower to the Administrative Agent at any time after July 1, 2000.

         "STATED AMOUNT": The maximum amount for which an L/C may be honored.

         "SWINGLINE LENDER": BBRF.

         "SWINGLINE LOANS": Defined in Section 2-7(a).

         "SWINGLINE LOAN CEILING": $20,000,000.00.

         "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "TERM LENDER": Defined in the Preamble to this Agreement.

         "TERM LOAN": Defined in Section 3-1.

         "TERM LOAN UPFRONT FEE": Is defined in Section 3-5.

         "TERM LOAN MONITORING FEE": Is defined in Section .

         "TERM NOTE": Defined in Section 3-2.

         "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 11-13 hereof; or
                  (c) date set by notice by the Agent to the Borrower, which notice sets the Termination Date on account of the occurrence of any Event of Default other than as described in Section 11-13 hereof.

         "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

         "UNFUNDED PLAN DISBURSEMENTS" Those disbursements and payments required to be made by the HomePlace Group incidental to, and as part of, the consummation of the Plan, including (as finally determined by the Bankruptcy Court or established in accordance with the Plan) any so-called lease cure payments and reclamation claims, for so long as, but only for so long as, such disbursements and payments remain either unfunded or unpaid by the HomePlace Group. Any Availability Reserve established by the Administrative Agent as a consequence of the existence of any Unfunded Plan Disbursements shall be concomitantly reduced, or eliminated, upon receipt by the Administrative Agent of confirmation, satisfactory to the Administrative Agent in the Administrative Agent's sole and exclusive discretion, that any Unfunded Plan Disbursements have in fact been funded or paid.

         "WORKING CAPITAL LENDERS": Is defined in the Preamble to this Agreement.

         "YEAR 2000 COMPLIANT": Computer applications, imbedded microchips, and other systems and subsystems which properly recognize and perform their intended function without any adverse effect on account of their respective inability to recognize certain dates prior to, on, and after December 31, 1999 or on account of their treating any date prior to, on, or after December 31, 1999 other than as the specific date in question.

ARTICLE 2 - THE REVOLVING CREDIT:

         2-1. Establishment of Revolving Credit.

                  (a) The Working Capital Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which each Working Capital Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein, in each instance equal to that Working Capital Lender's Commitment Percentage of Availability, up to the maximum amount of that Working Capital Lender's Dollar Commitment. The amount available for borrowing under the Revolving Credit shall be determined by the Administrative Agent by reference to Availability, as determined by the Administrative Agent from time to time.

                  (b) As used herein, the following terms have the following meanings:

                           (i) "AVAILABILITY" refers at any time to the result of the following:

                                    (A)      Borrowing Base.

                           Minus

                                    (B)      The then unpaid principal balance
                                             of the Loan Account (including,
                                             without duplication, the unpaid
                                             principal balance of Revolving
                                             Loans and any SwingLine Loans).

                           Minus

                                    (C)      The then Stated Amount of all
                                             L/C's.

                           (ii) "BORROWING BASE" refers at any time to the least of 2-1(b)(ii)(A), 2- 1(b)(ii)(B), or
                                    2-1(b)(ii)(C), where:

                                    (A)      is the Revolving Credit Loan
                                             Ceiling.

                                    (B)      is the result of the following:

                                             (I)      The lesser of the
                                                      following:

                                                      (1)     The product of the
                                                              Cost of Eligible
                                                              Inventory (net of
                                                              Inventory
                                                              Reserves)
                                                              multiplied by the
                                                              Inventory Advance
                                                              Rate.

                                                      (2)     The product of the
                                                              Appraised
                                                              Liquidation Value
                                                              multiplied by the
                                                              Inventory
                                                              Appraisal Cap.

                           Plus

                                             (II)     The Receivables Advance
                                                      Rate of the face amount of
                                                      Eligible Receivables

                           Minus

                                             (III)    The then aggregate of the
                                                      Availability Reserves.

                                    (C)      is the result of the following:

                                             (I)      The lesser of the
                                                      following:

                                                      (1)     The product of the
                                                              Cost of Eligible
                                                              Inventory (net of
                                                              Inventory
                                                              Reserves)
                                                              multiplied by the
                                                              OverAll Inventory
                                                              Advance Rate.

                                                      (2)     The product of the
                                                              Appraised
                                                              Liquidation Value
                                                              multiplied by the
                                                              OverAll Inventory
                                                              Appraisal Cap.

                           Plus

                                             (II)     The Receivables Advance
                                                      Rate of the face amount of
                                                      Eligible Receivables

                           Minus

                                             (III)    The then aggregate of the
                                                      Availability Reserves.

                           Minus

                                             (IV)     The unpaid principal
                                                      balance of the Term Loan
                                                      and all accrued and unpaid
                                                      PIK Interest.

                  (c) Availability shall be based upon Borrowing Base Certificates furnished as provided in Section 6-4, below.

                  (d) The proceeds of borrowings under the Revolving Credit shall be used solely for the following:

                           (i) To retire the revolving and term credit
                  facilities in the Chapter 11 Cases which are provided or agented by BBRF

                           (ii) To provide funds for payments required to be
                  made under the Plan.

                           (iii) For on-going working capital requirements of
                  the Borrowers, transition expenses, and capital expenditures, all in accordance with the Borrower's business plan.

         2-2. Advances in Excess of Availability. No Working Capital Lender has any obligation to provide credit to the Borrower such that the balance of the Loan Account exceeds the Borrowing Base provided however, the Working Capital Lenders' doing so does not affect the obligations of the Borrowers hereunder nor obligate the Working Capital Lenders to do so on any other occasion.

         2-3. Initial Reserves. Changes to Reserves.

                  (a) At the execution of this Agreement, the only Reserves are as follows:

                           (i) Availability Reserves:

                                    (A) 50% of Customer Credit Liability.

                                    (B) 65% of the landing costs for goods
                           covered by documentary L/C's, which landing costs were not included in the subject documentary L/C.

                                    (C) 2 months rent for locations in States in
                           which the landlord may have a preferred position, where the subject landlord has not provided a waiver or subordination in form satisfactory to the Administrative Agent.

                                    (D) Unfunded Plan Disbursements, in the
                           amount of $5,200,000.00.

                           (ii) Inventory Reserves: A reserve for shrinkage,
                  initially set as follows:

                                    (A) Inventory carried on the HomePlace
                           system: Initially $5.1 Million, and increased, on the first day of each month, by 2.4% of the preceding month's sales until the Borrowers' inventory is relieved to reflect the results of a physical inventory (at which time, this Reserve shall be relieved and likewise begin to accrete).

                                    (B) Inventory carried on the Waccamaw
                           system: Initially, at $500 Thousand at retail (on the assumption that the practice of accruing shrinkage at retail at 1.6% of sales will continue).

                  (b) The Administrative Agent shall provide not less than seven days prior notice to the Borrower of the establishment of any Reserve (other than those established at the execution of this Agreement) except that a change to a then existing Reserve, which change reflects changed circumstances (e.g. the Reserve for Customer Credit Liability will change based on the aggregate of Customer Credit Liability at any one time), may be made without such notice.

         2-4. Risks of Value of Inventory. The Administrative Agent's reference to a given asset concerning the providing of credit to the Borrowers is not a determination by the Administrative Agent of the value of such asset. All risks concerning the Collateral are the Borrower's. All Collateral secures all Liabilities whether relied upon by the Administrative Agent or the Working Capital Lenders.

         2-5. Loan Requests.

                  (a) Subject to the provisions of this Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Lead Borrower shall be made pursuant hereto, provided that:

                           (i) Borrowing Base will not be exceeded; and

                           (ii) The Revolving Credit has not been suspended as
                  provided in Section 2-5(i).

                  (b) Requests for loans and advances under the Revolving Credit may be requested by the Lead Borrower in such manner as may from time to time be acceptable to the Administrative Agent.

                  (c) Subject to the provisions of this Agreement, the Lead Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving the Administrative Agent notice no later than the following:

                           (i) If such Revolving Credit Loan is or is to be
                  converted to a Base Margin Loan: By 11:30AM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Lead Borrower, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

                           (ii) If such Revolving Credit Loan is, or is to be
                  continued as, or converted to, a Libor Loan: By 1:00PM Three
                  (3) Libor Business Days before the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $1,000,000.00 and in increments of $250,000.00 in excess of such minimum.

                           (iii) Any Libor Loan which matures while a Suspension
                  Event is extant shall be converted, at the option of the Administrative Agent to a Base Margin Loan notwithstanding any notice from the Lead Borrower that such

                  Loan is to be continued as a Libor Loan.

                  (d) Any request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Administrative Agent

                  (e) If, during the Fifteen (15) days immediately preceding the day on which a loan request is made there has been no unpaid principal balance in the Loan Account on account of loans and advances under the Revolving Credit, the loan so requested shall be made (subject to all other provisions of this Agreement) no later than the Second Business Day after (and not counting) the day on which the loan otherwise would have been made as provided above.

                  (f) The Lead Borrower may request that the Administrative Agent cause the issuance of L/C's for the account of the Lead Borrower as provided in Section 2-17.

                  (g) The Administrative Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Administrative Agent.

                  (h) A request by the Lead Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                           (i) There has been no material adverse change in the
                  Lead Borrower's financial condition from the most recent financial information furnished Administrative Agent or any Working Capital Lender pursuant to this Agreement.

                           (ii) Each Borrower is in compliance with, and has not
                  breached any of, its covenants contained in this Agreement.

                           (iii) All or a portion of any loan or advance so
                  requested will be set aside by the Lead Borrower to cover all of the Borrowers' obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                           (iv) Each representation which is made herein or in
                  any of the Loan Documents (defined below) is then true and complete, in all material respects, as of and as if made on the date of such request.

                           (v) No Suspension Event is then extant.

                  (i) At any time that any Suspension Event is extant:

                           (i) Neither the Administrative Agent nor any Working
                  Capital Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                           (ii) The Administrative Agent may suspend the right
                  of the Lead Borrower to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan.

         2-6. Making of Loans Under Revolving Credit.

                  (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Disbursement Account or as otherwise instructed by the Lead Borrower.

                  (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Administrative Agent for the amount thereof immediately) at the following:

                           (i) The Administrative Agent's initiation of the
                  transfer of the proceeds of such loan or advance in accordance with the Lead Borrower's instructions (if such loan or advance is of funds requested by the Lead Borrower).

                           (ii) The charging of the amount of such loan to the
                  Loan Account (in all other circumstances).

                  (c) There shall not be any recourse to or liability of any Agent or any Working Capital Lender, on account of:

                           (i) Any delay in the making of any loan or advance
                  requested under the Revolving Credit.

                           (ii) Any delay in the proceeds of any such loan or
                  advance constituting collected funds.

                           (iii) Any delay in the receipt, and/or any loss, of
                  funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Lead Borrower.

         2-7. SwingLine Loans

                  (a) For ease of administration, loans under the Revolving Credit may be made by the SwingLine Lender (in the aggregate, the "SWINGLINE LOANS") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving

Credit. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling (which SwingLine Loan Ceiling is subject to amendment, from time to time, by written notice by the Administrative Agent to the Lead Borrower).

                  (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest as if the same were loans and advances under the Revolving Credit.

                  (c) The obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2-7(C), annexed hereto, executed by the Borrower, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. In the event that said Note is ever lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Administrative Agent.

                  (d) For all purposes of this Agreement,

                           (i) The SwingLine Lender is a "Lender".

                           (ii) The SwingLine Loans and the Borrowers'
                  obligations to the SwingLine Lender constitute and are secured as "Liabilities".

                  (e) SwingLine Loans may be subject to periodic settlement with the Working Capital Lenders in accordance with the terms of the Agency Agreement.

         2-8. The Loan Account.

                  (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Administrative Agent. A record may be kept in the Loan Account of all loans made under or pursuant to this Agreement and of all payments thereon.

                  (b) The Administrative Agent may also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Administrative Agent and each Working Capital Lender on account of the Liabilities and of all credits against such amounts so owed.

                  (c) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent for the Account of each Working Capital Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against Administrative Agent or any Working Capital Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrowers are obligated hereunder are payable on demand. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

                  (e) The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Administrative Agent or any Working Capital Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in the Borrowing Base being exceeded. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and the Borrowers' obligations under Section 2-10(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2-8(e) shall bear interest , subject to Section 2-11(f), 2-18(a)(i)(B), at the Base Margin Rate.

                  (f) Any statement rendered by the Administrative Agent or any Working Capital Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by all Borrowers and shall be conclusively binding upon all Borrowers unless the Lead Borrower provides the Administrative Agent with written objection thereto within twenty (20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         2-9. The Revolving Credit Notes. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of EXHIBIT 2-9, annexed hereto, executed by the Lead Borrower, one payable to each Working Capital Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, the Lead Borrower shall execute a replacement thereof and deliver such replacement to the Administrative Agent.

         2-10. Payment of The Loan Account.

                  (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Such payments shall be applied first to Base Margin Loans and only then to Libor Loans.

                  (b) The Borrowers, without notice or demand from the Administrative Agent or any Working Capital Lender, shall pay the Administrative Agent the following (which payments shall be applied first to Base Margin Loans and only then to Libor Loans):

                           (i) That amount, from time to time, which is
                  necessary so that
                  the unpaid balance of the Loan Account does not exceed the Borrowing Base.

                           (ii) That amount which is equal to the Inventory
                  Advance Rate of the Cost of Inventory which is sold by the Borrowers in bulk other than in the ordinary course.

                  (c) The Administrative Agent shall endeavor to cause those application of payments (if any), pursuant to Sections 2-10(a) and 2-10(b) against Libor Loans then outstanding in such manner as results in the least cost to the Lead Borrower, but shall not have any affirmative obligation to do so nor liability on account of the Administrative Agent's failure to have done so. In no event shall action or inaction taken by the Administrative Agent excuse the Lead Borrower from any indemnification obligation under Section 2-10(e).

                  (d) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

                  (e) The Borrowers shall indemnify each Working Capital Lender and hold each Working Capital Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) which such Working Capital Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                           (i) Default by any Borrower in payment of the
                  principal amount of or any interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Working Capital Lender to Working Capital Lenders of funds obtained by it in order to maintain its Libor Loans

                           (ii) Default by any Borrower in making a borrowing or
                  conversion after the Lead Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                           (iii) The making of any payment on a Libor Loan or
                  the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Working Capital Lender to Working Capital Lenders of funds obtained by it in order to maintain any such Loans as "breakage fees" (so-called).

         2-11. Interest Rates.

                  (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2-5(a)) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.

                  (b) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate.

                  (c) Subject to the provisions hereof, the Lead Borrower, by notice to the Administrative Agent, may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by the Lead Borrower. For ease of reference and administration, each part of the Loan Account which bears interest at the same interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".

                  (d) The Lead Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than Eight (8) Libor Rates applicable to the Revolving Credit Loans at any one time.

                  (e) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                           (i) On the applicable Interest Payment Date for that
                  Revolving Credit Loan.

                           (ii) On the Termination Date and on the End Date.

                           (iii) Following the occurrence of any Event of
                  Default, with such frequency as may be determined by the Administrative Agent.

                  (f) Following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), each Revolving Credit Loan shall bear interest, at the option of the Administrative Agent at rate which is the aggregate of the then applicable rate for that loan plus Two Percent (2%) per annum.

         2-12. Revolving Credit UpFront Fee. As compensation for the commitment of BBRF included herein to make loans and advances to the Borrower and as compensation for its maintenance of sufficient funds available for such purpose, BBRF has earned a REVOLVING CREDIT UPFRONT FEE (so referred to herein) at the times and in the amounts as set forth the Fee Letter.

         2-13. Administrative Agent's Fee. In addition to any other fee or expense paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent an ADMINISTRATIVE AGENT'S FEE (so referred to herein) as provided in the Fee Letter.

         2-14. Line (Unused) Fee. In addition to any other fee by the Borrowers on account of the Revolving Credit, the Lead Borrower shall pay the Administrative Agent a LINE (UNUSED) FEE (so referred to herein) in arrears, on the first day of each quarter (and on the Termination Date). The Line (Unused) Fee shall be equal to 0.375% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Loan Ceiling and the aggregate of the unpaid principal balance of the Loan Account plus the undrawn amount of all L/C's outstanding during the quarter just ended (or such relevant period).

         2-15. Early Termination Fee.

                  (a) In the event that the Termination Date occurs, for any reason, prior to the Maturity Date, except as provided in Section 2-15(b), the Borrowers shall pay the Administrative Agent, for the benefit of the Working Capital Lenders, the EARLY TERMINATION FEE (so referred to herein) consisting of the following percentage of the weighted average of the Loan Ceiling in effect within the six months immediately prior to such early termination:

                              EARLY TERMINATION FEE

From                    To                              Percentage of Loan
                                                        Ceiling
--------------------------------------------------------------------------
Closing                 June 30, 2000                   1.0%
July 1, 2000            June 30, 2001                   0.5%

                  (b) No Early Termination Fee shall be due and payable in the event of the early termination of the Revolving Credit in concert with a refinancing of the Revolving Credit agented or provided by BBRF or any affiliate of BBRF, it being understood that neither BBRF nor any affiliate of BBRF has agreed to provide or to entertain a request to provide any such refinancing.

         2-16. Administrative Agent's and Working Capital Lenders' Discretion.

                  (a) Each reference in the Loan Documents to the exercise of discretion or the like by any Agent or any Working Capital Lender shall be to that Person's exercise of its reasonable judgement, in good faith (which shall be presumed), based upon that Person's reasonable consideration of any such factor as that Agent or that Working Capital Lender, taking into account information of which that Person then has actual knowledge, believes:

                           (i) Will or reasonably could be expected to affect
                  the value of the Collateral, the enforceability of the Collateral Agent's security and collateral interests therein, or the amount which the Collateral Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Collateral Agent's realizing upon the Collateral and likely Costs of Collection).

                           (ii) Indicates that any report or financial
                  information delivered to the Administrative Agent or any Working Capital Lender by or on behalf of any Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                           (iii) Suggests an increase in the likelihood that any
                  Borrower will become the subject of a bankruptcy or insolvency proceeding.

                           (iv) Constitutes a Suspension Event.

                  (b) In the exercise of such judgement, each Agent and each Working Capital Lender also may take into account any of the following factors:

                           (i) Those included in, or tested by, the definitions
                  of "Eligible Inventory" and "Cost".

                           (ii) The current financial and business climate of
                  the industry in which the Borrowers compete (having regard for the Lead Borrower's position in that industry).

                           (iii) General macroeconomic conditions which have a
                  material effect on the Borrowers' cost structure.

                           (iv) Material changes in or to the mix of the
                  Borrowers' Inventory.

                           (v) Seasonality with respect to the Lead Borrowers'
                  Inventory and patterns of retail sales.

                           (vi) Such other factors as the Administrative Agent
                  and each Working Capital Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Lead Borrower.

                  (c) The burden of establishing the failure of the Administrative Agent or any Working Capital Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Lead Borrowers'.

         2-17. Procedures For Issuance of L/C's.

                  (a) The Lead Borrower may request that the Administrative Agent cause the issuance of L/C's for the account of a Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Administrative Agent.

                  (b) The Administrative Agent will endeavor to cause the issuance of any L/C so requested by the Lead Borrower, provided that , at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2-5(i) and if so issued:

                           (i) The aggregate Stated Amount of all L/C's then
                  outstanding, does not exceed $25,000,000.00.

                           (ii) The expiry of the L/C is not later than the
                  earlier of Thirty (30) days prior to the Maturity Date (unless the Borrower provides cash collateral reasonably acceptable to the Administrative Agent in an amount equal to 105% of the Stated Amount of any L/C having an expiry after that date) or the following:

                           (A) Standby's: One (1) year from initial issuance.

                           (B) Documentary's: Sixty (60) days from issuance.

                           (iii) Borrowing Base would not be exceeded.

                  (c) Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                  (d) There shall not be any recourse to, nor liability of, the Administrative Agent or any Working Capital Lender on account of

                           (i) Any delay or refusal by an Issuer to issue an
                  L/C;

                           (ii) Any action or inaction of an Issuer on account
                  of or in respect to, any L/C.

                  (e) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrowers, the Issuer, or the Working Capital Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Borrowing Base's being exceeded. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 2-10(b) hereof.

         2-18. Fees For L/C's.

                  (a) The Borrowers shall pay to the Administrative Agent the following fees, quarterly in arrears, on the Termination Date, and on the End Date, on account of L/C's, the issuance of which had been procured by the Administrative Agent:

                           (i) For the account of the Working Capital Lenders:

                                    (A) Standby L/C's: The L/C Margin, per
                           annum, of the weighted average of the stated amount of all standby L/C's outstanding at any time since the most recent payment of such fee.

                                    (B) Documentary L/C's: The L/C Margin, per
                           annum, of the weighted average of the stated amount of all documentary L/C's outstanding at any time since the most recent payment of such fee.

Following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), the above fees shall increase, at the Administrative Agent's option, to the aggregate of the applicable L/C Margin plus Two Percent (2%) per annum.

                           (ii) For the account of the Issuer, 0.125% per annum
                  of the weighted average of the stated amount of all L/C's outstanding at any time since the most recent payment of such fee.

                  (b) In addition to the fee to be paid as provided in Subsection 2-18(a), above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by Administrative Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

         2-19. Concerning L/C's.

                  (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                           (i) The performance by any beneficiary under any L/C
                  of that beneficiary's obligations to any Borrower.

                           (ii) The form, sufficiency, correctness, genuineness,
                  authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

                  (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

                  (c) Unless otherwise agreed to, in the particular instance, each Borrower hereby authorizes any Issuer to:

                           (i) Select an advising bank, if any.

                           (ii) Select a paying bank, if any.

                           (iii) Select a negotiating bank.

                  (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of any Agent, any Working Capital Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

                  (e) The Administrative Agent's, each Working Capital Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

                  (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Lead Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

                  (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                           (i) impose, modify or deem applicable any reserve,
                  special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Administrative Agent, any or any Issuer has an obligation to lend to fund drawings under any L/C; or

                           (ii) impose on any Issuer any other condition or
                  requirements relating to any such letters of credit;

and the result of any event referred to in Section 2-19(g)(i) or 2-19(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Lead Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate such Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 2-19(g)(i) or 2-19(g)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.

                  (h) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                           (i) Any lack of validity or enforceability or
                  restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                           (ii) Any amendment or waiver of, or consent to the
                  departure from, any L/C.

                           (iii) The existence of any claim, set-off, defense,
                  or other right which any Borrower may have at any time against the beneficiary of any L/C.

                           (iv) Any good faith honoring of a drawing under any
                  L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

         2-20. Changed Circumstances.

                  (a) The Administrative Agent may give the Lead Borrower notice of the occurrence of the following:

                           (i). The Administrative Agent shall have determined
                  in good faith (which determination shall be final and conclusive) on any day on which the rate for a Libor Loan would otherwise be set, that adequate and fair means do not exist for ascertaining such rate.

                           (ii). The Administrative Agent shall have determined
                  in good faith (which determination shall be final and conclusive) that:

                                    (A) The continuation of or conversion of any
                           Revolving Credit Loan to a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or compliance by the Administrative Agent or any Working Capital Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law).

                                    (B) The indices on which the interest rates
                           for Libor Loans are based shall no longer represent the effective cost to the Administrative Agent or any Working Capital Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

                  (b) In the event that the Administrative Agent gives the Lead Borrower notice of an occurrence described in Section 2-20(a), then, until the Administrative Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

                           (i) The obligation of the Administrative Agent and of
                  each Working Capital Lender to make Libor Loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                           (ii) Any notice which the Lead Borrower had given the

                  Administrative Agent with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Administrative Agent's having given notice pursuant to Section 2-20(a), shall be deemed at the option of the Administrative Agent to not having been given.

         2-21 Working Capital Lenders' Commitments.

                  (a) The obligations of each Working Capital Lender are several and not joint. No Working Capital Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of

                           (i) that Working Capital Lender's Commitment
                  Percentage of the subject loan or advance or of Availability;
                  or

                           (ii) that Working Capital Lender's Dollar Commitment,

                  (b) No Working Capital Lender shall have any liability to any Borrower on account of the failure of any other Working Capital Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

                  (c) The Dollar Commitments, Commitment Percentages, and identities of the Working Capital Lenders (but not the overall Commitment) may be changed, from time to time by the reallocation or assignment of Dollar Commitments and Commitment Percentages amongst the Working Capital Lenders or with other Persons who determine to become "Working Capital Lenders", provided, however,

                           (i) Unless an Event of Default has occurred (in which
                  event, no consent of the Lead Borrower is required) any assignment to a Person not then a Working Capital Lender shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Lead Borrower provides the Administrative Agent with written objection, not more than Five (5) Business Days after the Administrative Agent shall have given the Lead Borrower written notice of a proposed assignment).

                           (ii) Any such assignment or reallocation shall be on
                  a pro-rata basis such that each reallocated or assigned Dollar Commitment to any Person remains the same percentage of the overall Commitment (in terms of dollars) as the reallocated Commitment Percentage is to such Person.

                  (d) Upon written notice given the Lead Borrower from time to time by the Administrative Agent, of any assignment or allocation referenced in
Section 2-21(c):

                           (i) Each shall execute one or more replacement
                  Revolving Credit Notes to reflect such changed Dollar Commitments, Commitment Percentages, and identities and shall deliver such replacement Revolving Credit

                  Notes to the Administrative Agent (which promptly thereafter shall deliver to the Lead Borrower the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Administrative Agent's Certificate confirming the resulting Commitments and Commitment Percentages.

                           (ii) Such change shall be effective from the
                  effective date specified in such written notice and any Person added as a Working Capital Lender shall have all rights and privileges of a Working Capital Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Working Capital Lender is a signatory and any person removed as a Working Capital Lender shall be relieved of any obligations or responsibilities of a Working Capital Lender hereunder thereafter.

                  (e) The Borrower recognizes that the Administrative Agent's exercise of any discretion accorded to the Administrative Agent herein and of its rights, remedies, powers, privileges, and discretions with respect to the Borrower is subject to a certain Agency Agreement amongst the Administrative Agent, the Working Capital Lenders, and the Term Lender. The "voting rights" which are included in that Agency Agreement are set forth on EXHIBIT 2-21(E), annexed hereto. The Administrative Agent, the Working Capital Lenders, and the Term Lender each agree that, so long as there has occurred no Event of Default, the designation of those actions which require "Unanimous Consent" and "Unanimous Consent Plus", as set forth in Sections 33 and 34 of the Agency Agreement, may not be amended without the prior written consent of the Borrower.

         2-22. Designation of Lead Borrower as Borrowers' Administrative Agent.

                  (a) Each Borrower hereby designates the Lead Borrower as that Borrower's agent to obtain loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for the same uses as those set forth in Section 1-1(d), above. As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent, the Collateral Agent, and the Working Capital Lenders on account of loans and advances so made under the Revolving Credit as if made directly by the Working Capital Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and of any Borrower.

                  (b) The proceeds of each of such loans and advances shall be deposited into the Disbursement Account or as otherwise indicated by the Lead Borrower. No Agent nor any

Lender shall have any obligation to see to the application of such proceeds.

ARTICLE 3 - THE TERM LOAN:

         3-1. Commitment To Make Term Loan. Subject to satisfaction of the Conditions Precedent (Article 4) on or before June 15, 1999, the Borrower shall borrow from the Term Lender and the Term Lender shall lend to the Borrower the sum of $15,000,000.00 (the "TERM LOAN"), repayable with interest as provided herein.

                  (a) To retire the revolving and term credit facilities in the Chapter 11 Cases which are provided or agented by BBRF

                  (b) To provide funds for payments required to be made under the Plan.

                  (c) For on-going working capital requirements of the Borrowers, transition expenses, and capital expenditures, all in accordance with the Borrower's business plan.

         3-2. The Term Note. The obligation to repay the Term Loan, with interest as provided herein, shall be evidenced by a Note (the "TERM NOTE") in the form of EXHIBIT 3-2, annexed hereto, executed by the Borrowers. Neither the original nor a copy of the Term Note shall be required, however, to establish or prove any Liability. In the event that the Term Note is ever lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Lender.

         3-3. Payment of Principal of the Term Loan.

                  (a) Except as provided in Section 3-3(c), the Borrowers may not repay all or any portion of the principal balance of the Term Loan prior to the repayment in full of all Liabilities under the Revolving Credit and the termination of any obligation, under the Revolving Credit, of the Administrative Agent, or any Working Capital Lender to make any loans or to provide any financial accommodations.

                  (b) The Term Loan shall be paid by an amount, from time to time, equal to 10% of the net proceeds of the sale of inventory in bulk other than in the ordinary course, to the extent permitted herein.

                  (c) The Term Loan may be prepaid as follows:

                           (i) With the net proceeds of Permitted Asset Sales.

                           (ii) With the net proceeds of the sale of equity
                  securities, the issuance of which is otherwise permitted in this Agreement.

                           (iii) With the net proceeds of Permitted SubDebt.

                           (iv) After July 1, 2000, provided that each of the
                  following conditions is met:

                                    (A) Such prepayment is not less than $3
                           Million or an integer of $3 Million.

                                    (B) Not more than one other such prepayment
                           has then been made within the past 12 months prior to the date of such prepayment.

                                    (C) Availability, immediately following the
                           making of such prepayment, is not less than $30 Million.

                                    (D) The Administrative Agent shall have been
                           provided with the following:

                                             (I) A Certificate of the Lead
                                    Borrower's President or Chief Financial
                                    Officer that, with the exception of those accounts which are the subject of a good faith dispute, all accounts payable by each Borrower are within 30 days of its respective invoice terms.

                                             (II) A forecast, prepared in a
                                    manner which is consistent with those
                                    previously provided to the Administrative
                                    Agent, which reflects that Availability, for the shorter of the then next 12 months or the period through the Maturity Date will not be less than $20 Million.

                                    (E) The ratio of Consolidated Adjusted
                           EBITDA to total interest expense, for the then most recent 12 month period, shall be equal to or greater than 2.75 to 1.0.

                                    (F) Consolidated Adjusted EBITDA for the
                           then most recent 12 month period, shall not be less than $35 Million.

                                    (G) No Suspension Event is then extant and
                           no Event of Default shall have occurred or will occur by reason of the making of such prepayment.

                  (d) On the Maturity Date, the Borrowers shall repay the then entire unpaid balance of the Term Loan and all other Liabilities.

         3-4. Interest.

                  (a) The unpaid principal balance of the Term Loan shall bear interest, until repaid, fixed at 15.0% per annum, payable as follows:

                           (i) Interest on the unpaid principal balance of the
                  Term Loan, equal to 12.0% per annum ("CURRENT PAY INTEREST") shall be payable monthly in arrears, on the first day of each month, and on the Maturity Date.

                           (ii) Accrued Interest on the unpaid principal balance
                  of the Term

                  Loan, equal to 3.0% per annum ("PIK INTEREST") , shall be added to the then unpaid principal balance of the Term Note monthly, on the first day of each month, commencing with July 1, 1999. The aggregate balance of PIK Interest so added to the Term Note shall bear interest at 12% per annum.

                  (b) Following the occurrence of any Event of Default (and whether or not the Lender exercises any of the Lender's rights on account of such Event of Default), Current Pay Interest shall be 14% per annum and PIK Interest shall be equal to 5% per annum.

         3-5. Term Loan UpFront Fee. As compensation for the Lender's having committed to make the Term Loan, the Term Lender has earned the "TERM LOAN UPFRONT FEE" (so referred to herein) in the amount and payable as provided in the Fee Letter.

         3-6. Term Loan Monitoring Fee. As compensation for its monitoring the Borrower's compliance with this Agreement, the Term Lender shall be paid a "TERM LOAN MONITORING FEE" (so referred to herein) in the amount and payable as provided in the Fee Letter.

         3-7. Payments. The Borrower authorizes the Term Loan Lender to request that the Administrative Agent pay over directly to the Term Loan Lender any and all amounts due from time to time under this Agreement as advances under the Revolving Credit and hereby instructs the Administrative Agent to honor such request, provided that no Suspension Event is then extant and none will result from the honoring of such request. The Term Loan Lender shall provide the Borrower with prompt written notice of any amount which the Lender receives from the Administrative Agent pursuant to a request made under this Section 3-7.


ARTICLE 4 - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, the making of the first loan under the Revolving Credit, and the making of the Term Loan, each of the documents respectively described in Sections 4-1 through and including 4-5, (each in form and substance satisfactory to the Administrative Agent) shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 4-6 through and including 4-10, shall have been satisfied:

         4-1. Corporate Due Diligence.

                  (a) Certificates of corporate good standing issued by the respective Secretaries of State for the States under whose law the respective Borrowers are organized.

                  (b) Certificates of due qualification, in good standing, by the Secretaries of State of each State in which the nature of a Borrower's business conducted or assets owned could require such qualification.

                  (c) Certificates of the Borrowers' respective Secretaries of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         4-2. Emergence. Merger.

                  (a) A certified copy of the Docket for the Chapter 11 Cases, as of no earlier than Eleven (11) days following the entry of the Order confirming the Plan with either (i) no order or process entered in the Chapter 11 Cases or otherwise, which process has the effect of staying, modifying, reversing, vacating, or otherwise affecting the effectiveness of such Plan in accordance with its terms and as so confirmed or (ii) if such an order or process is so entered, the Administrative Agent's being furnished with an unqualified opinion of the Borrowers' bankruptcy or general counsel which concludes that such order does not adversely affect (A) the operation and enforceability of the within Agreement and (B) the availability, in accordance with their respective terms, of the Agents' Lender's Rights and Remedies.

                  (b) A Certificate of the Lead Borrower's Chair that: the merger which is contemplated by Merger Agreement has been consummated in accordance with the terms of the Merger Agreement and the requisite documentation to effect such merger have been filed with the appropriate authorities of the States of incorporation of Waccamaw Corporation and HomePlace of America, Inc.

         4-3. Opinion. An opinion of counsel to the Borrowers in form and substance satisfactory to the Administrative Agent.

         4-4. Additional Documents. Such additional instruments and documents as the Administrative Agent or its counsel reasonably may require or request.

         4-5. Officers' Certificates. Certificates executed by the respective Presidents and the Chief Financial Officers of each of the Borrowers and stating that the representations and warranties made by the Borrowers in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that, to such Person's knowledge, no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         4-6. Representations and Warranties. Each of the representations made by or on behalf of the Borrowers in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by any or on behalf of the Borrowers shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

         4-7. Minimum Excess Availability. Availability, after giving effect to the first loans and advances to be made under the Revolving Credit; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, the establishment of such credit facility, is not less than $22,500,000.00.

         4-8. All Fees and Expenses Paid. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Administrative Agent, the Collateral Agent, and the Term Lender in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Administrative Agent, the Collateral Agent, and the Term Lender and fees then due as provided in the Fee Letter) shall have been paid.

         4-9. No Suspension Event. No Suspension Event shall then be extant.

         4-10. No Adverse Change. No material adverse change shall have occurred in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers from the Borrowers' pro forma business plan dated April 9, 1999 provided to BBRF or, as applicable, from the following unaudited annual financial statements provided to BBRF:

         HomePlace Group                 :        February 28, 1999
         Waccamaw Corporation            :        January 31, 1999

No document shall be deemed delivered to any Agent or any Lender until received and accepted by the Administrative Agent at its head offices in Boston, Massachusetts. Under no circumstances will this Agreement take effect until executed and accepted by the Agents at said head office.

ARTICLE 5 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce each Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) and the Term Loan, the Borrowers, in addition to all other representations, warranties, and covenants made by any of the Borrowers in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

         5-1. Payment and Performance of Liabilities. The Borrowers shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         5-2. Due Organization - Corporate Authorization - No Conflicts.

                  (a) The Borrowers presently are in good standing as corporations under the laws of the states of their respective incorporation, and are duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrowers' assets or operation of the Borrowers' business, such qualification may be necessary.

                  (b) Each Related Entity is listed on EXHIBIT 5-2, annexed hereto. Each Related Entity is in good standing in the State in which incorporated and is duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Borrowers shall provide the Working Capital Lenders with prior written notice of any entity's becoming or ceasing to be a Related Entity.

                  (c) The Borrowers have all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrowers are a party and have and will hereafter retain all requisite corporate power to perform all Liabilities.

                  (d) The execution and delivery by each Borrower of each Loan Document to which it is a party; the Borrowers' consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrowers as contemplated in this Agreement); the Borrowers' performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                           (i) Have been duly authorized by all necessary
                  corporate action.

                           (ii) Do not, and will not, contravene in any material
                  respect any provision of any Requirement of Law or obligation of the Borrowers.

                           (iii) Will not result in the creation or imposition
                  of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrowers pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

                  (e) The Loan Documents have been duly executed and delivered by Borrowers and are the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms.

         5-3. Trade Names.

                  (a) EXHIBIT 5-3, annexed hereto, is a listing of:

                           (i) All names under which the Borrowers ever
                  conducted their business.

                           (ii) All entities and/or persons with whom the
                  Borrowers ever consolidated or merged, or from whom the Borrowers ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

                  (b) Except (i) upon not less than twenty-one (21) days prior written notice given the Working Capital Lenders , and (ii) in compliance with all other provisions of this Agreement, the Borrowers will not undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on
EXHIBIT 5-3.

                  (c) The Borrowers own and possess, or have the right to use all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrowers' conduct of the Borrowers' business.

                  (d) The conduct by the Borrowers of the Borrowers' business does not infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

         5-4. Locations.

                  (a) The Collateral, and the books, records, and papers of the Borrowers pertaining thereto, are kept and maintained solely at those locations which are listed on EXHIBIT 5-4, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrowers' landlords.

                  (b) The Borrowers shall not remove any of the Collateral from said locations listed on EXHIBIT 5-4 except to:

                           (i) accomplish sales of Inventory in the ordinary
                  course of business; or

                           (ii) move Inventory from one such location to another
                  such location; or

                           (iii) utilize such of the Collateral as is removed
                  from such locations in the ordinary course of business (such as motor vehicles).

                  (c) No Borrower will execute any lease, commit to, or become legally obligated to, open any additional Stores unless each of the following conditions is satisfied with respect thereto:

                           (i) Such commitment or obligation is in the ordinary
                  course of business.

                           (ii) Such commitment or obligation is not, and does
                  not result in, a violation of this Agreement.

                           (iii) Not less than less than thirty (30) days prior
                  written notice of the opening of the subject Store is given to the Administrative Agent.

                           (iv) The relevant Borrower has used its best efforts
                  to obtain a landlord's waiver from the Landlord of the subject Store, which waiver is in form reasonably satisfactory to the Administrative Agent.

                           (v) Such commitment or obligation will not result in
                  the opening of more than the following number of stores during the Borrowers' fiscal year indicated:

Fiscal Year Ending in      2000            2001             2002           2003
February:
-------------------------------------------------------------------------------
Maximum New Stores            7              13               18             25

                  (d) Each Borrower may alter, modify, or amend any Lease; provided that no such amendment shall result in a violation of this Agreement or in the granting to the landlord an Encumbrance not otherwise imposed by operation of law on any of the Borrower's assets.

                  (e) No Borrower shall cease the conduct of business from any of its present or future Stores without first furnishing the Administrative Agent with not less than thirty (30) days prior written notice thereof.

                  (f) No tangible personal property of any Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

         5-5. Infrastructure.

                  (a) The Borrowers have and will maintain a sufficient infrastructure to conduct their business as presently conducted and as contemplated to be conducted as described in the Business Plan.

                  (b) The Borrowers own and possess, or have the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrowers' conduct of the Borrowers' business.

                  (c) The conduct by the Borrowers of the Borrowers' business does not , in any material respect, presently infringe (nor will any Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

         5-6. Year 2000 Compliance.

                  (a) Based upon a diligent inquiry undertaken by the Borrowers, it appears that, except as set forth on EXHIBIT 5-6, annexed hereto, the Borrower's operations are Year 2000 Compliant.

                  (b) The Borrowers have developed a detailed plan and timetable with respect to the Borrowers' operations becoming fully Year 2000 Compliant as set forth on EXHIBIT 5-6 and has committed adequate resources to execute that plan and to meet such timetable.

                  (c) Following the Borrowers' operations becoming Year 2000 Compliant, no Borrower will suffer or permit its operations thereafter to cease to be Year 2000 Compliant in any manner which might have more than a de minimus effect on its operations.

         5-7. Title to Assets.

                  (a) The Borrowers are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "PERMITTED ENCUMBRANCES"):

                           (i) The security interest created herein.

                           (ii) Those Encumbrances (if any) listed on EXHIBIT
                  5-7(A), annexed hereto.

                  (b) Except as set forth on EXHIBIT 5-7(A), the Borrowers do not and shall not have possession of any property on consignment to the Borrowers. In no event shall the Cost of the goods on consignment ever exceed the product of $7 Thousand times the number of retail stores then in operation nor shall any Borrower have any goods on consignment to it which are not stated as a separate item on the Borrowing Base Certificate. No Inventory which is consigned to any Borrower shall constitute Eligible Inventory.

                  (c) Except as described on EXHIBIT 5-7(C), no Borrower shall acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

                           (i) Equipment which is merely incidental to the
                  conduct of that Borrower's business.

                           (ii) Equipment, the acquisition or right to use of
                  which has been consented to by the Administrative Agent, which consent may be conditioned upon the Administrative Agent's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Administrative Agent.

         5-8. Indebtedness. The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of:

                  (a) Any Indebtedness to the Working Capital Lenders .

                  (b) Any Indebtedness on account of the Term Loan.

                  (c) The Indebtedness (if any) listed on EXHIBIT 5-8, annexed hereto.

                  (d) Purchase money Indebtedness and capital leases for the acquisition of Equipment, not exceeding $40,000,000.00 outstanding at any one time.

         5-9. Insurance Policies.

                  (a) EXHIBIT 5-9, annexed hereto, is a schedule of all insurance policies owned by the Borrowers or under which any of the Borrowers are the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any of the Borrowers is in default or violation of any such policy.

                  (b) The Borrowers shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Administrative Agent . The coverage reflected on EXHIBIT 5-9 presently satisfies the foregoing requirements, it being recognized by the Borrowers, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrowers shall provide for a minimum of Twenty (20) days' written notice of cancellation to the Administrative Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Administrative Agent, which endorsement shall provide that the insurance, to the extent of the Administrative Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrowers or by the failure of the Borrowers to comply with any warranty or condition of the policy. In the event of the failure by the Borrowers to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance, provided, however, the Administrative Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance. The Borrowers shall furnish to the Administrative Agent certificates or other evidence satisfactory to the Administrative Agent regarding compliance by the Borrowers with the foregoing insurance provisions.

                  (c) The Borrowers shall advise the Administrative Agent of each claim in excess of $100,000.00 made by the Borrowers under any policy of insurance which covers the Collateral and will permit the Administrative Agent, at the Administrative Agent's option in each instance, to the exclusion of the Borrowers, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). The Borrowers hereby appoint the Administrative Agent as the Borrowers' attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Administrative Agent any and all drafts and other instruments with respect to such insurance. This appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent . The Administrative Agent shall not be liable on account of any exercise pursuant to said power except for any exercise in a grossly negligent manner or for willful misconduct.. The Administrative Agent may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Administrative Agent may determine.

         5-10. Licenses. Each license, distributorship, franchise, and similar agreement issued to, or to which any of the Borrowers is a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. The Borrowers have not received any notice or threat of cancellation of any such license or agreement.

         5-11. Leases. EXHIBIT 5-11, annexed hereto, is a schedule of all presently effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. No party to a Lease or a Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrowers have not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrowers hereby authorize the Administrative Agent at any time and from time to time to contact any of the Borrowers' landlords in order to confirm the Borrowers' continued compliance with the terms and conditions of the Leases between the Borrowers and that landlord and to discuss such issues, concerning the Borrowers' occupancy under such Leases, as the Administrative Agent may determine.

         5-12. Requirements of Law. The Borrowers are in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law. None of the Borrowers has received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

         5-13. Maintain Properties. The Borrowers shall:

                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.

                  (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than as follows:

                           (i) The sale of Inventory in compliance with this
                  Agreement.

                           (ii) The disposal of Equipment which is obsolete,
                  worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrowers.

                           (iii) The turning over to the Administrative Agent of
                  all Receipts as provided herein.

                           (iv) Permitted Asset Sales.

         5-14. Pay Taxes.

                  (a) All federal taxes for which the Borrowers are liable or obligated are presently due and payable without penalty; or have been paid or settled; or will be duly dealt with under the Plan.

                  (b) All state taxes for which the Borrowers are liable or obligated are presently due and payable without penalty; or have been paid or settled; or will be duly dealt with under the Plan.

                  (c) Except as disclosed on EXHIBIT 5-14, annexed hereto, there are no examinations of or with respect to the Borrowers presently being conducted by the Internal Revenue Service or any other taxing authority.

                  (d) The Borrowers shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrowers or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrowers or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrowers by reason of withholding from employees' pay or by reason of the Borrowers' receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrowers; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrowers is obligated to so file provided however, nothing included in this Section 5-14(d) shall prevent the Borrowers from contesting, in good faith and by appropriate proceedings, any tax liability claimed against any Borrower, but only provided that and so long as no tax lien is filed with respect thereto.

                  (e) At its option, the Administrative Agent may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrowers or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrowers' Employee Benefit Plan as the Administrative Agent, in the Administrative Agent's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Administrative Agent's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have made such payment.

         5-15. No Margin Stock. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations G,U,T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         5-16. ERISA. None of the Borrowers nor any ERISA Affiliate ever has or hereafter shall:

                  (a) Violate or fail to be in full compliance with the Borrowers' Employee Benefit Plan.

                  (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrowers.

                  (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).

                  (d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrowers on account thereof pursuant to ERISA.

                  (e) Accumulate any material funding deficiency within the meaning of ERISA.

                  (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrowers on account thereof pursuant to ERISA.

                  (g) Be a member of, contribute to, or have any obligation under any Employee

Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

         5-17. Hazardous Materials.

                  (a) No Borrower has ever:

                           (i) been legally responsible for any release or
                  threat of release of any Hazardous Material; or

                           (ii) received notification of any release or threat
                  of release of any Hazardous Material from any site or vessel occupied or operated by the Borrowers and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

                  (b) The Borrowers shall:

                           (i) dispose of any Hazardous Material only in
                  compliance with all Environmental Laws; and

                           (ii) not store on any site or vessel occupied or
                  operated by the Borrowers and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrowers' business and is in compliance with all Environmental Laws.

                  (c) The Borrowers shall provide the Administrative Agent with written notice upon the Borrowers' obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrowers may be liable.

         5-18. Litigation. Except as described in EXHIBIT 5-18, annexed hereto, there is not presently pending or threatened by or against the Borrowers any suit, action, proceeding, or investigation which, if determined adversely to the Borrowers, would have a material adverse effect upon the Borrowers' financial condition or ability to conduct their business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         5-19. Dividends or Investments. The Borrowers shall not:

                  (a) Pay any cash dividend or make any other distribution in respect of any class of the capital stock of HomePlace America, Inc.

                  (b) Own, redeem, retire, purchase, or acquire any of the Borrowers' capital stock.

                  (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.

                  (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

                  (e) Consolidate any of the Borrowers' operations with those of any other corporation or other entity.

                  (f) Organize or create any Related Entity other than a wholly owned subsidiary which takes all such steps as the Agents reasonably may require to become "Borrowers" on like terms and conditions as are applicable to other "Borrowers", and then only if the Agents are reasonably satisfied that the creation of such subsidiary does not adversely affect the secured position of the Collateral Agent and its rights and remedies upon default.

                  (g) Subordinate any debts or obligations owed to the Borrowers by any third party to any other debts owed by such third party to any other Person.

         5-20. Loans. The Borrowers shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

                  (a) Advance payments made to the Borrowers' suppliers in the ordinary course.

                  (b) Advances to the Borrowers' officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrowers, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrowers, but in any event, not greater than $250,000.00 in the aggregate at any one time outstanding.

         5-21. Line of Business. The Borrowers shall not engage in any business other than the business in which, at the execution of this Agreement, they are engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).

         5-22. Protection of Assets. The Administrative Agent, in the Administrative Agent's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Administrative Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Administrative Agent had acted in actual bad faith or in a grossly negligent manner. The Borrowers shall pay to the Administrative Agent, on demand, or the

Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this section. The obligation of the Borrowers to pay such amounts is a Liability.

         5-23. Affiliate Transactions. The Borrowers shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by the Borrowers from, or sold by the Borrowers to, such Related Entity for a price which shall

                  (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

                  (b) not differ from that which would have been charged in an arms length transaction.

         5-24. Executive Pay.

                  (a) The only Executive Officers of the Borrowers, at the execution of this Agreement, are those individuals referenced in the definition of "Executive Officers", herein.

                  (b) Prior to the execution of this Agreement, the Borrowers furnished the Administrative Agent with copies of all written Executive Agreements and outlines of the salient features of all unwritten Executive Agreements (as amended to date) then extant. There are no unwritten agreements or understandings between the Borrowers and any Executive Officer which relate to Executive Pay, written disclosure of which has not been made to the Administrative Agent.

                  (c) The Borrowers will not:

                           (i) Enter into any Executive Agreement not extant at
                  the execution of this Agreement.

                           (ii) Alter, amend, supplement, or otherwise change
                  any Executive Agreement.

                           (iii) Pay, provide, or facilitate any Executive Pay
                  other than as provided in an Executive Agreement or, if not covered by an Executive Agreement, as permitted pursuant to
                  Section 5-23 hereof.

         5-25. Additional Assurances.

                  (a) The Borrowers are not the owners of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 4) will not be subject to a perfected security interest in favor of the Collateral Agent (subject only to Permitted Encumbrances) to secure the Liabilities.

                  (b) The Borrowers will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security interest in favor of the Collateral Agent to secure the Liabilities (subject only to Encumbrances (if any) permitted pursuant to Section 5-7(a), above).

                  (c) The Borrowers shall execute and deliver to the Collateral Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Collateral reasonably may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Collateral Agent's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrowers shall execute all such instruments as may be required by the Collateral Agent with respect to the recordation and/or perfection of the security interests created herein.

                  (d) Each Borrower hereby designates the Collateral Agent as and for that Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Collateral Agent's security and other collateral interests in the Collateral.

                  (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 5-25 shall be sufficient for filing to perfect the security interests granted herein.

         5-26. Adequacy of Disclosure.

                  (a) All financial statements furnished to the Agents and the Lenders by the Borrowers have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrowers at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                  (b) The Borrowers do not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrowers' financial statements furnished to the Agents and the Lenders prior to the execution of this Agreement.

                  (c) No document, instrument, agreement, or paper now or hereafter given to any Agent or any Lender by or on behalf of the Borrowers or any guarantor of the Liabilities in connection with the execution of this Agreement by the Lenders contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrowers which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrowers or any such guarantor which has not been disclosed in writing to the Working Capital Lenders.

         5-27. No Restrictions on Liabilities. No Borrower shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, that Borrower's:

                  (a) Creation of, and granting of security and other collateral interests in favor of the Collateral Agent.

                  (b) Incurrence of Liabilities.

         5-28. Other Covenants. The Borrowers shall not indirectly do or cause to be done any act which, if done directly by the Borrowers, would breach any covenant contained in this Agreement.


ARTICLE 6 - REPORTING REQUIREMENTS / FINANCIAL COVENANTS:

         6-1. Maintain Records. The Borrowers shall:

                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.

                  (b) Timely provide the Administrative Agent with those financial reports, statements, and schedules required by this Article 6 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and its results of operations for, the period(s) covered therein.

                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to fully cooperate with, and be available to, the Administrative Agent to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.

                  (e) Not change the Borrowers' fiscal year.

                  (f) Not change the Borrowers' taxpayer identification number.

         6-2. Access to Records.

                  (a) The Borrowers shall accord the Administrative Agent and its representatives with reasonable access from time to time as the Administrative Agent and such representatives reasonably may require to all properties owned by or over which the Borrowers has control. The Administrative Agent and its representatives shall have the right, and the Borrowers will permit the Administrative Agent and its representatives from time to time as the Administrative Agent and its representatives may request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. The Borrowers shall make all of the Borrowers' copying facilities available to the Administrative Agent.

                  (b) The Borrowers hereby authorizes the Administrative Agent and its representatives to:

                           (i) Inspect, copy, duplicate, review, cause to be
                  reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrowers, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Working Capital Lenders and the Working Capital Lenders' representatives with respect thereto.

                           (ii) Verify at any time the Collateral or any portion
                  thereof, including verification with Account Debtors, and/or with the Borrowers' computer billing companies, collection agencies, and accountants and to sign the name of the Borrowers on any notice to the Borrowers' Account Debtors or verification of the Collateral.

         6-3. Immediate Notice.

                  (a) The Borrowers shall provide the Administrative Agent with written notice immediately upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                           (i) Any change in the Borrowers' Executive Officers,
                  officers, directors, or key employees.

                           (ii) The completion of any physical count of the
                  Borrowers' Inventory (together with a copy of the certified results thereof).

                           (iii) Any ceasing of the Borrowers' making of
                  payment, in the ordinary course, to any of its creditors (including the ceasing of the making of such payments on account of a dispute with the subject creditor).



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

                           (iv) Any failure by the Borrowers to pay rent due,
                  which failure continues for more than Three (3) days following the day on which such rent first came due.

                           (v) Any material change in the business, operations,
                  or financial affairs of the Borrowers.

                           (vi) The occurrence of any Suspension Event.

                           (vii) Any intention on the part of the Borrowers to
                  discharge the Borrowers' present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 6-1(d)).

                           (viii) Any litigation which, if determined adversely
                  to the Borrowers, might have a material adverse effect on the financial condition of the Borrowers.

                  (b) The Borrowers shall:

                           (i) Provide the Administrative Agent, when so
                  distributed, with copies of any materials distributed to the shareholders of the Borrowers (qua such shareholders).

                           (ii) Add the Administrative Agent as an addressee on
                  all mailing lists maintained by or for the Borrowers.

                           (iii) At the request of the Administrative Agent,
                  from time to time, provide the Administrative Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                           (iv) Provide the Administrative Agent, when received
                  by any of the Borrowers, with a copy of any management letter or similar communications from any accountant of the Borrowers.

         6-4. Borrowing Base Certificate. The Borrowers shall provide the Administrative Agent, daily, with a Borrowing Base Certificate (in the form of EXHIBIT 6-4 annexed hereto, as such form may be revised from time to time by the Working Capital Lenders ). Such Certificate may be sent to the Administrative Agent by facsimile transmission, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

         6-5. Weekly Reports. Weekly, on Wednesday of each week (as of the then immediately preceding Saturday) the Borrowers shall provide the Administrative Agent with a sales audit report and a flash collateral report (each in such form as may be specified from time to time by the Administrative Agent). Such report may be sent to the Administrative Agent by facsimile


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

transmission, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

         6-6. Monthly Reports.

                  (a) Monthly, the Borrowers shall provide the Administrative Agent with original counterparts of the following (each in such form as the Administrative Agent from time to time may specify):

                           (i) Within Fifteen (15) days of the end of the
                  previous month:

                                    (A) A "Stock Ledger Inventory Report" and a
                           Certificate (signed by the Borrowers' respective Presidents or Chief Financial Officers) concerning the Borrowers' Inventory.

                                    (B) An Open to Buy Report on which is shown
                           whether inventory levels are adequate to meet sales projections.

                           (ii) Within Thirty (30) days of the end of the
                  previous month:

                                    (A) Reconciliations of the above described
                           Report and inventory Certificate (Section
                           6-6(a)(i)(A)) to Availability and to the general ledger as of the end of the subject month.

                                    (B) A Gross Margin Reconciliation.

                                    (C) A schedule of purchases from the
                           Borrowers' ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Administrative Agent and shall include year to date cumulative purchases and an aging of payables to each such vendor.

                                    (D) An aging of the Borrowers' Inventory.

                                    (E) An aging of the Borrowers' credit card
                           receivables.

                                    (F) An aging of the Borrowers' accounts
                           payable.

                                    (G) An internally prepared financial
                           statement of the Borrowers' Consolidated financial condition the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), cash flow and , and after the completion of one year's operations, comparison of same store sales for the corresponding month of the then immediately previous year.

                  (b) For purposes of Section 6-6(a)(i), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be May, 1999 and for purposes of Section 6-6(a)(ii), above, the first "previous month" in respect of which the items required by that



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

Section shall be provided shall be May, 1999.

         6-7. Quarterly Reports.

                  (a) Quarterly, within Forty Five (45) days following the end of each of the Borrowers' fiscal quarters, the Lead Borrower shall provide the Administrative Agent with an original counterpart of a management prepared financial statement of the Borrowers for the period from the beginning of the Borrowers' then current fiscal year through the end of the subject quarter, and after the completion of one year's operations, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows, and after the completion of one year's operations, comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

                  (b) Commencing with the Borrowers' third fiscal quarter in 2000, the Lead Borrower shall provide the Administrative Agent with the financial statements furnished in accordance with Section 6-7(a), an original counterpart of a Certificate (signed by the Borrowers' President or Chief Financial Officer) in the form of EXHIBIT 6-7(B), annexed hereto (the "PRICING CERTIFICATE"), as such form reasonably may be revised from time to time hereafter, on which shall be indicated (with supporting calculations) the Borrowers' performance with respect to those criteria included in the definition of the applicable margin as set forth in the Pricing Grid.

         6-8. Annual Reports.

                  (a) Annually, within ninety (90) days following the end of the Borrowers' fiscal year, the Borrowers shall furnish the Administrative Agent with an original signed counterpart of each of the Borrowers' annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (each Consolidated, and, and after the completion of one year's operations, with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

                  (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrowers' fiscal years or the date on which such accountants commence their work on the preparation of the Borrowers' annual financial statement, the Borrowers shall give written notice to such accountants (with a copy of such notice, when sent, to the Administrative Agent) that:

                           (i) Such annual financial statement will be delivered
                  by the Borrowers to the Administrative Agent (for subsequent distribution to each Lender).


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

                           (ii) It is the primary intention of the Borrowers, in
                  its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 6.

                           (iii) The Borrowers have been advised that the
                  Administrative Agent (and each Lender)will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

                  (c) Each annual statement shall be accompanied by such accountant's Certificate indicating that, in conducting the audit for such annual statement, such accountants nothing came to the attention of such accountants to believe that any Suspension Event had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

         6-9. Officers' Certificates. The Borrowers shall cause the Borrowers' respective Presidents and Chief Financial Officers, respectively, to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                  (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject, however to the following:

                           (i) Usual year end adjustments (with the exception of
                  the Certificate which accompanies such annual statement)

                           (ii) Material Accounting Changes (in which event,
                  such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 6-12.

                  (b) Indicate either that (i) no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.

                  (c) Include calculations concerning the Borrowers' compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 6-12 hereof.


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

         6-10. Inventories, Appraisals, and Audits.

                  (a) The Administrative Agent and the Lenders, at the expense of the Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrowers.

                  (b) Upon the Administrative Agent's request from time to time, the Borrowers shall obtain, or shall permit the Administrative Agent to obtain (in all events, at the Borrowers' expense) physical counts and/or inventories of the Collateral, conducted by such inventory takers as are satisfactory to the Administrative Agent and following such methodology as may be required by the Administrative Agent, each of which physical counts and/or inventories shall be observed by the Borrowers' accountants. The Administrative Agent contemplates conducting (or having the Borrower conduct) Two (2) such counts and/or inventories during any Twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such counts or inventories during such period.

                  (c) Upon the Administrative Agent's request from time to time, the Borrowers shall permit the Administrative Agent to obtain appraisals (in all events, at the Borrowers' expense) conducted by such appraisers as are satisfactory to the Administrative Agent. Unless an Event of Default has occurred (in which event the Borrowers shall be responsible for all costs and expenses of all appraisals so obtained), the Borrowers shall reimburse the Administrative Agent for costs and expenses of up to 4 (3 if the Term Loan has been retired) such appraisals in any 12 month period. Notwithstanding any input which may be provided to the appraiser by or on behalf of the Administrative Agent in connection with the preparation of the subject appraisal and the conclusions and recommendations included therein, each such appraisal, conclusions, and recommendations, shall be deemed to have been prepared and provided by a Person which, as to the Agents and the Lenders, is an independent contractor.

                  (d) The Administrative Agent may cause commercial finance audits to be conducted of the Borrowers' books and records from time to time. Unless an Event of Default has occurred (in which event the Borrowers shall be responsible for all costs and expenses of all such audits so conducted), the Borrowers shall reimburse the Administrative Agent for costs and expenses of up to 4 (3 if the Term Loan has been retired) such audits in any 12 month period.

                  (e) The Administrative Agent from time to time (in all events, at the Borrowers' expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrowers' business premises. The Administrative Agent shall provide the Borrowers with a copy of any non-company confidential results of such mystery shopping.

                  (f) Each reference in this Section 6-10 to the Agents' or any Lender's expense is to the such Agents' and such Lender's reasonable out-of-pocket expenses associated with the subject matter of such reference.



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

         6-11. Additional Financial Information.

                  (a) In addition to all other information required to be provided pursuant to this Article 6, the Borrowers promptly shall provide the Administrative Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Administrative Agent may from time to time request from the Borrowers.

                  (b) The Borrowers shall provide the Administrative Agent, from time to time hereafter, with updated projections of the Borrowers' anticipated performance and operating results.

                  (c) In all events, the Borrowers, no sooner than Ninety (90) nor later than Sixty (60) days prior to the end of each of the Borrowers' fiscal years, shall furnish the Administrative Agent with an updated and extended projections (inclusive of balance sheets, income statements, and cash flow statements by month) which shall go out at least through the end of the then next fiscal year.

                  (d) The Borrowers recognize that all appraisals, inventories, analysis, financial information, and other materials which the Administrative Agent may obtain, develop, or receive with respect to the Borrowers is confidential to the Administrative Agent and the Lenders and that, except as otherwise provided herein, the Borrowers are not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

         6-12. Financial Performance Covenants.

                  (a) The Borrowers shall observe and comply with those financial performance covenants set forth on EXHIBIT 6-12(A), annexed hereto. Compliance with such financial performance covenants shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Administrative Agent may determine the Borrowers' compliance with such covenants based upon financial reports and statements provided by the Borrowers to the Administrative Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Administrative Agent.

                  (b) The Borrowers' Business Plan is annexed hereto as EXHIBIT 6-12(B).


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

ARTICLE 7 - USE AND COLLECTION OF COLLATERAL:

         7-1. Use of Inventory Collateral.

                  (a) Except for Permitted Asset Sales, the Borrowers shall not, engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrowers' business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and use any of the Inventory in breach of any provision of this Agreement.

                  (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrowers' customary return policy applicable to the return of inventory purchased by the Borrowers' retail customers in the ordinary course, such Inventory may be returned to the Borrowers without the consent of the Administrative Agent

         7-2. Inventory Quality. All Inventory now owned or hereafter acquired by the Borrowers is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

         7-3. Adjustments and Allowances. The Borrowers may grant such allowances or other adjustments to the Borrowers' Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Administrative Agent's prior written consent in each instance) as the Borrowers may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrowers pursuant to this Section 7-3 may be limited or terminated by the Administrative Agent at any time in the Administrative Agent's discretion.

         7-4.    Validity of Accounts.

                  (a) The amount of each Account shown on the books, records, and invoices of the Borrowers represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrowers.

                  (b) The Borrowers have no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Administrative Agent of any such fact immediately after the Borrowers become aware of any such impairment.

                  (c) No Borrower shall post any bond to secure the Borrowers' performance under any agreement to which that Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of a Borrower (other than to the Working Capital Lenders ) in the event of the Borrowers' failure so to perform.



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

         7-5. Notification to Account Debtors. The Administrative Agent shall have the right at any time (whether or not an Event of Default has occurred) to notify any of the Borrowers' Account Debtors to make payment directly to the Administrative Agent and to collect all amounts due on account of the Collateral.

ARTICLE 8 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         8-1 Depository Accounts.

                  (a) Annexed hereto as EXHIBIT 8-1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

                  (b) The Lead Borrower shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement:

                           (i) Notification, executed on behalf of the relevant
                  Borrower, to each depository institution with which any DDA is maintained (other than the Disbursement Account or any Local
                  DDA), in form satisfactory to the Administrative Agent, of the Collateral Agent's interest in such DDA.

                           (ii) An agreement (generally referred to as a
                  "Blocked Account Agreement"), in form satisfactory to the Administrative Agent with any depository institution at which both any DDA (other than the Operating Account) and the Disbursement Account is maintained.

                           (iii) An agreement (generally referred to as a
                  "Blocked Account Agreement"), in form satisfactory to the Administrative Agent, with any depository institution at which a Blocked Account is maintained

                  (c) No Borrower will establish any DDA hereafter (other than a Local DDA) unless, contemporaneous with such establishment, the Lead Borrower delivers to the Administrative Agent an agreement (in form satisfactory to the Administrative Agent) executed on behalf of the depository with which such DDA is being established.

         8-2. Credit Card Receipts.

                  (a) Annexed hereto as EXHIBIT 8-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

                  (b) The Lead Borrower shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the relevant Borrower, to each of the Borrower"s credit card clearinghouses and processors of notice (in form satisfactory to



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

the Administrative Agent), which notice provides that payment of all credit card charges submitted by any Borrower to that clearinghouse or other processor and any other amount payable to any Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Administrative Agent. No Borrower shall change such direction or designation except upon and with the prior written consent of the Administrative Agent .

         8-3. The Concentration and the Disbursement Accounts.

                  (a) The following checking accounts have been established (and are so referred to herein):

                           (i) The CONCENTRATION ACCOUNT: Established by the
                  Administrative Agent with BankBoston, N. A.

                           (ii) The DISBURSEMENT ACCOUNT: Established by the
                  Lead Borrower with BankBoston, N. A.

                           (iii) The OPERATING ACCOUNT: Established by the Lead
                  Borrower with BankBoston, N. A.

                  (b) The contents of the Concentration Account constitutes Collateral and Proceeds of Collateral.

                  (c) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the Working Capital Lender or by any bank in which any account is opened as required hereby (even if such account is opened by the Administrative Agent).

         8-4. Proceeds and Collection of Accounts.

                  (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrowers for the Administrative Agent and the Lenders; shall not be commingled with any of any Borrower's other funds; and shall be deposited and/or transferred only to the Concentration Account.

                  (b) The Lead Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of

                           (i) the then contents of each DDA (other than (A) any
                  Local DDA and (B) the Disbursement Account) which transfers shall be net of such minimum balance, not to exceed an average of 1.5 days deposits to that DDA, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained; and



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

                           (ii) the proceeds of all credit card charges not
                  otherwise provided for pursuant hereto.

         8-5. Payment of Liabilities.

                  (a) On each Business Day, the Administrative Agent shall apply, towards the SwingLine Loans and the Working Capital Loans, the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained), which application shall be in such order as the Administrative Agent shall determine, provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made One (1) Business Day after such transfer.

                  (b) The Administrative Agent shall transfer to the Disbursement Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 8- 5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that both (i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Administrative Agent may establish a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's.

                  (c) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

                           (i) Funds shall be deemed to have been deposited to
                  the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Working Capital Lenders by 2:00PM on that Business Day.

                           (ii) Funds paid to any Lender, other than by deposit
                  to the Concentration Account, shall be deemed to have been received on the Business Day when such funds are good and collected funds, provided that notice of such payment is available to the Working Capital Lenders by 2:00PM on that Business Day.

                           (iii) If notice of a deposit to the Concentration
                  Account (Section 8-5(c)(i)) or payment (Section 8-5(c)(ii)) is not available to the Administrative Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                           (iv) All deposits to the Concentration Account and
                  other payments to the Lenders are subject to clearance and collection.

                  (d) The Administrative Agent shall transfer to the Disbursement Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 8- 5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that both (i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Working Capital Lenders may establish a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's.

         8-6. The Disbursement Account. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Lead Borrower upon, and other disbursements made by the Lead Borrower solely from, the Disbursement Account.


ARTICLE 9 - GRANT OF SECURITY INTEREST:

         9-1. Grant of Security Interest. To secure the prompt, punctual, and faithful performance of all and each of the Borrowers' Liabilities, the Borrowers, and each of them, hereby grant to the Collateral Agent for the benefit of the Lenders, and to the Lenders, a continuing security interest, in and to, and assigns to the Collateral Agent for the benefit of the Lenders, and to the Lenders, the following, and each item thereof, whether now owned or now due, or in which any of the Borrowers has an interest (and without regard to whether acquired prior or subsequent to the initiation of the Chapter 11 Cases), or hereafter acquired, arising, or to become due, or in which any of the Borrowers obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lenders may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

                  (a)      All Accounts and Accounts Receivable.

                  (b)      All Inventory.

                  (c)      All General Intangibles.

                  (d)      All Equipment.

                  (e)      All Goods.

                  (f)      All Fixtures.

                  (g)      All Chattel Paper.

                  (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrowers' business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

                  (i) All Investment Property, Instruments, Documents, Deposit Accounts, Financial Assets, policies and certificates of insurance, deposits,



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

                           impressed accounts, compensating balances, money, cash, or other property.

                  (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing.(9-1(a) through 9-1(i)) or otherwise.

                  (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (9-1(a) through 9-1(i)), including the right of stoppage in transit.

         9-2. Extent and Duration of Security Interest. This grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrowers to the Lenders and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Collateral Agent .


ARTICLE 10 - ADMINISTRATIVE AGENT AS BORROWERS' ATTORNEY-IN-FACT:

         10-1. Appointment as Attorney-In-Fact. Each Borrower hereby irrevocably constitutes and appoints the Collateral Agent, effective upon the occurrence of an Event of Default, as that Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrowers, but for the sole benefit of the Collateral Agent and the Lenders. The rights and powers granted to of the Collateral Agent by this appointment include, but are not limited to, the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                  (b) Sign change of address forms to change the address to which the Borrowers' mail is to be sent to such address as the Collateral Agent shall designate; receive and open the Borrowers' mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrowers or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrowers, or other legal representative of the Borrowers whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail.

                  (c) Endorse the name of the Borrowers in favor of the Administrative Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and



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

endorse the name of the Borrowers on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                  (d) Sign the name of the Borrowers on any notice to the Borrowers' Account Debtors or verification of the Receivables Collateral; sign the Borrowers' name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrowers is a beneficiary.

                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrowers.

                  (g) Use, license or transfer any or all General Intangibles of the Borrowers.

                  (h) Sign and file or record any financing or other statements in order to perfect or protect the Lenders' security interest in the Collateral.

         10-2. No Obligation to Act. The Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by
Section 10-1, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives and shall not be responsible to the Lead Borrower or any Borrower except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Administrative Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.


ARTICLE 11 - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 10 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 11-13, any and all Liabilities shall become due and payable without further action the part of any Agent or any Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Administrative Agent, without notice or demand. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements any Agent and any Lender and any of the Borrowers and instruments and papers given any Agent or any Lender by any of the Borrowers, whether such agreements, instruments, or papers now exist or hereafter arise.



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

         11-1. Failure to Pay Revolving Credit or Term Loan . The failure by the Borrowers to pay any amount when due under the Revolving Credit or the Term Loan.

         11-2. Failure To Make Other Payments. The failure by any Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit or the Term Loan.

         11-3. Failure to Perform Covenant or Liability (No Grace Period). The failure by any of the Borrowers to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in section 11-1 or section 11-2, above, and included in any of the following provisions hereof:

                      Section                     Relates to            :
                      --------------------------------------------------
                      5-4                      Location of Collateral
                      5-7(a)                   Title to Assets
                      5-8                      Indebtedness
                      5-9                      Insurance Policies
                      5-14                     Pay taxes
                      5-23                     Affiliate Transactions
                      6-12                     Financial Performance Covenants
                      Article 8                Cash Management(1)

         11-4. Failure to Meet Financial Reporting Requirements. The failure by the Lead Borrower to provide the financial statements and reports required by the following Sections of this Agreement within the applicable grace period, if available as provided below, or when due if no such grace period is then available:


SECTION       REQUIREMENT             GRACE PERIOD          NUMBER OF GRACE
                                                            PERIODS AVAILABLE
--------------------------------------------------------------------------------
6-5           Weekly Reports          2 Days                4 per fiscal quarter
6-6           Monthly Reports         5 Days                4 per fiscal year
6-7           Quarterly Reports       5 Days                1 per fiscal year
6-8           Annual Statement        No Grace Period       No Grace Period

         11-5. Failure to Perform Covenant or Liability (Grace Period). The failure by the Borrowers, upon Fifteen (15) days written notice by the Administrative Agent to the Lead Borrower, to cure the Borrowers' failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 11-1, 11-2, 11-3, or 11-4 above.

-----------------
(1) A breach of a covenant or Liability imposed under Article 8, which breach is occasioned by a mechanical failure or force majeure, shall not constitute an "Event of Default", provided that the Borrowers are diligently attempting to cure such breach and in fact do cure such breach no later than 3 days after it first occurred.


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

         11-6. Misrepresentation. The determination by the Administrative Agent that any representation or warranty at any time made by any Borrower to any Agent or any Lender, was not true or complete in all material respects when given.

         11-7. Acceleration of Other Debt. The occurrence of any event such that any Indebtedness of any Borrower in excess of $500,000.00, to any creditor other than any Agent or any Lender could be accelerated (whether or not the subject creditor takes any action on account of such occurrence).

         11-8. Breach of Leases. The occurrence of any of the following with respect to Leases on which any Borrower is the lessee or is obligated:

                  (a) An aggregate of more than $200,000 in rent is then overdue.

                  (b) Default and the expiry of any applicable grace period with respect not less than 4 Leases of retail locations.

                  (c) Default and the expiry of any applicable grace period of any Lease of any warehouse or distribution center.

         11-9. Default Under Other Agreements. The occurrence of any material breach or default under any agreement between any Agent and/or any Lender, on the one hand, and any Borrower on the other or instrument or paper given any Agent and/or any Lender by any Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the relevant Agent or Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

         11-10. Casualty Loss. Non-Ordinary Course Sales. The occurrence of any
(a) uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, or (b) sale (other than sales in the ordinary course of business) of any material portion of the Collateral.

         11-11. Judgment. Restraint of Business.

                  (a) The service of process upon any Agent or any Lender or any Participant seeking to attach, by trustee, mesne, or other process, any funds of any Borrower on deposit with, or assets of the Borrower in the possession of, any Agent or any Lender or such Participant.

                  (b) The entry of any judgment in excess of $500,000.00 against any Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within 45 days of its entry.



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

                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         11-12. Business Failure. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of that Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of a Borrower of the liquidation or winding up of all or any part of any Borrower's business or operations.

         11-13. Bankruptcy. The failure by any Borrower to generally pay the debts of that Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which any Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure.

         11-14. Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, any Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         11-15. Challenge to Loan Documents. (a) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         11-16. Executive Management. The death, disability, or failure of either of Gregory K. Johnson or David A. Frost (hereinafter, the "EXECUTIVE OFFICERS") at any time to exercise that authority and discharge those management responsibilities with respect to the Borrower as are required to be exercised and discharged by such Person at the execution of this Agreement provided, however,

                  (a) such death, disability, or failure of said Person shall not constitute an "Event of Default" until Ninety (90) days after such occurrence and, unless the Administrative Agent sooner waives such Event of Default, or gives written notice of the acceleration of the Liabilities (as to which, see Proviso (b), below) such death, disability, or failure shall cease to be an "Event of Default" One Hundred Twenty (120) days after its having occurred; and

                  (b) the Administrative Agent shall not accelerate the Liabilities on account of such death, disability, or failure except upon and with Ninety (90) days written notice given at any time during the Thirty (30) day "window" period described in Proviso (a), above. Nothing contained in this
Section 11-16 shall limit, modify, affect, or impair any of the Administrative Agent's other rights and remedies, including any rights and remedies upon the occurrence of any other Event of Default..

         11-17. Change in Control. Any Change in Control.


ARTICLE 12 - RIGHTS AND REMEDIES UPON DEFAULT:

         Upon the occurrence of any Event of Default and at any time thereafter, the Collateral Agent shall have the following rights and remedies in addition to all rights, remedies, powers, privileges, and discretions available to the Collateral Agent prior to such occurrence.

          12-1. Rights of Enforcement. The Collateral Agent shall have all of the rights and remedies of a secured party upon that Part of Article 9 of the UCC entitled "Default" (at the execution of this Agreement, Part 5 of Article 9 of the UCC and in the event of the adoption and effectiveness of the 1998 Revisions to Article 9 of the UCC, Part 6 thereof), in addition to which the Collateral Agent shall have all and each of the following rights and remedies:

                  (a) To give notice to any bank at which any DDA in which proceeds of collateral are deposited to turn over such proceeds directly to the Collateral Agent.

                  (b) To give notice to any customs broker to follow the instructions of the Collateral Agent, as provided in any written agreement or undertaking of such broker in favor of the Collateral Agent.

                  (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                  (d) To take possession of all or any portion of the Collateral.

                  (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Collateral Agent deems advisable and with or without the taking of possession of any of the Collateral.

                  (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                  (g) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                  (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         12-2. Sale of Collateral.

                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Collateral Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Collateral Agent's disposition of the Collateral.

                  (b) The Collateral Agent, in the exercise of the Agents' Rights and Remedies upon default, may conduct one or more going out of business sales, in the Collateral Agent's own right or by one or more Collateral Agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Collateral Agent and any such Collateral Agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such Collateral Agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and reasonable expense incurred in their disposition) shall be the sole property of the Collateral Agent and/or the Working Capital Lenders or such Collateral Agent or contractor and neither any Borrower nor any Person claiming under or in right of any Borrower shall have any interest therein.

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Borrower with such notice as may be practicable under the circumstances), the Collateral Agent shall give the Lead Borrower at least seven
(7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to that Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Agents' Rights and Remedies upon default.

                  (d) If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.

                  (e) The Collateral Agent shall turn over to the Administrative Agent the proceeds of any exercise of the Collateral Agent's Rights and Remedies under this Article 12. The Administrative Agent shall apply such proceeds towards the Liabilities in such manner, and with such frequency, as the Administrative Agent determines.

         12-3. Occupation of Business Location. In connection with the Collateral Agent's exercise of the Collateral Agent's rights under this Article 12, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Borrower, and may exclude each Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent's taking possession thereof, and may render any Collateral unusable to all Borrowers. In no event shall the Collateral Agent be liable to any Borrower for use or occupancy by the Collateral Agent of any premises pursuant to this Article 12, nor for any charge (such as wages for a Borrower's employees and utilities) incurred in connection with the Collateral Agent's exercise of the Agents' Rights and Remedies.

         12-4. Grant of Nonexclusive License. Each Borrower hereby grants to the Collateral Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which that Borrower now or hereafter has rights, such license being with respect to the Collateral Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         12-5. Assembly of Collateral. The Collateral Agent may require the Borrowers to assemble the Collateral and make it available to the Collateral Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and Borrowers.



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

         12-6. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of each Agent hereunder (herein, the " AGENTS' RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by that Agent in exercising or enforcing any of the Agents' Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by that Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between any Agent and any person, at any time, shall preclude the other or further exercise of the Agents' Rights and Remedies. No waiver by any Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Agents' Rights and Remedies and all of the rights, remedies, powers, privileges, and discretions of each Agent under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Agents at such time or times and in such order of preference as the Agents may determine. The Agents' Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.


ARTICLE 13 - NOTICES:

         13-1. Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Administrative Agent
Or the Collateral Agent:         BBRF
                                 40 Broad Street
                                 Boston, Massachusetts 02109
                                 Attention: Michael Pizette,
                                            Managing Director
                                 Fax: 617 434-4312

         With a copy to:         Riemer & Braunstein
                                 Three Center Plaza
                                 Boston, Massachusetts  02108
                                 Attention: Richard B. Jacobs, Esquire
                                 Fax: 617 880 3456




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

If to the Lead Borrower or any
Borrower                         HomePlace America, Inc.
                                 3200 Pottery Drive
                                 Myrtle Beach, South Carolina 29577
                                 Attention: Mr. David Frost
                                            Senior Vice President Finance and
                                            Controller
                                 Fax: 803 236-5750

         With a copy to:         Parker, Poe, Adams & Bernstein L.L.P.
                                 2500 Charlotte Plaza
                                 Charlotte, North Carolina 28244
                                 Attention: Fred C. Thompson, Jr., Esquire


         13-2. Notice Given.

                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (i) By mail: the sooner of when actually received or
                  Three (3) days following deposit in the United States mail, postage prepaid.

                           (ii) By recognized overnight express delivery: the
                  Business Day following the day when sent.

                           (iii) By Hand: If delivered on a Business Day after
                  9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                           (iv) By Facsimile transmission (which must include a
                  header on which the time sent and party sending such transmission are indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                  (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.


ARTICLE 14 - TERM:

         14-1. Termination of Revolving Credit. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2-5(i) hereof) until the Termination Date.

         14-2. Effect of Termination. Upon the Termination Date, the Borrowers shall pay the Administrative Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account (including the unpaid balance of the Revolving Credit and of any SwingLine Loans); any remaining balance of the Administrative Agent's Fee; any accrued and unpaid Line Fee; any then remaining installments of the Revolving Credit UpFront Fee and/or the Term Loan UpFront Fee; any then remaining installments of the Term Loan Monitoring Fee; and all unreimbursed costs and expenses of each Agent and of each Lender for which the Borrowers are responsible; and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Administrative Agent . Until such payment, all provisions of this Agreement, other than those contained in Article 2 which place an obligation on the Administrative Agent and any Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full.


ARTICLE 15  -  GENERAL:

         15-1. Protection of Collateral. No Agent has any duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of that Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agents may include reference to all or any of the Borrowers (and may utilize any logo or other distinctive symbol associated with any of the Borrowers) in connection with any advertising, promotion, or marketing undertaken by the Agents.

         15-2. Successors and Assigns. This Agreement shall be binding upon the Lead Borrower, each Borrower, and their respective representatives, successors, and assigns and shall enure to the benefit of each Agent and each Lender and the respective successors and assigns of each provided, however, no trustee or other fiduciary appointed with respect to the any Borrower shall have any rights hereunder. In the event that an Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         15-3. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         15-4. Amendments. Course of Dealing.

                  (a) The Loan Documents incorporate all discussions and negotiations between the parties concerning the matters included therein. No such discussions and negotiations, nor any custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure to give notice to the Lead Borrower or any Borrower of that Person's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.

                  (b) The Lead Borrower and any Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, with the express prior written consent of the Administrative Agent . No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is an Agent, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by any Agent shall be in reliance upon all representations and warranties theretofore made to that Agent by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         15-5. Power of Attorney. In connection with all powers of attorney included in this Agreement, each Borrower hereby grants unto each Agent full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. Such powers of attorney shall terminate on the End Date.

         15-6. Application of Proceeds. The proceeds of any disposition of the Collateral and of any other payments received on account of the Liabilities shall be applied toward the Liabilities in such order and manner as the Administrative Agent determines in its reasonable discretion. Each Borrower shall remain liable for any deficiency remaining following such application.


         15-7. Increased Costs. If, as a result of any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                  (a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any

Borrower to the Administrative Agent or any Lender under this Agreement (except for taxes on the Administrative Agent or any Lender's overall net income or capital imposed by the jurisdiction in which the Administrative Agent or that Working Capital Lender's principal or lending offices are located);

                  (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

                  (c) imposes on any Lender any other condition with respect to any Loan Document; or

                  (d) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in the Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by such Lender in respect of any loan, advance or financial accommodation by an amount which the such Lender deems to be material, then upon the Administrative Agent's giving written notice thereof, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Administrative Agent, for the benefit of the subject Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income.

         15-8. Costs and Expenses of Agents and Lender. .

                  (a) The Borrowers shall pay on demand all Costs of Collection and all reasonable expenses of each Agent in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by each Agent in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, and all costs and expenses of each Agent which relate to the credit facility contemplated hereby.

                  (b) The Borrowers shall pay on demand all costs and expenses (including attorneys' reasonable fees and expenses) incurred, following the occurrence of any Event of Default, by each Lender in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as any such costs and expenses in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

                  (c) Each Borrower authorizes the Administrative Agent to pay all such fees and expenses and in the Administrative Agent's discretion, to add such fees and expenses to the Loan Account.

                  (d) The undertakings on the part of the Borrowers in this
Section 15-8 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 15-8.

         15-9. Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished any Agent, or any Lender may be reproduced by that Person or by the Administrative Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and that Person may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         15-10. Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

         15-11. Consent to Jurisdiction.

                  (a) Each Borrower agrees that any legal action, proceeding, case, or controversy against any Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Administrative Agent may elect in the Administrative Agent's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                  (b) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

                  (c) Each Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                  (d) Nothing herein shall affect the right of any Agent to bring legal actions or proceedings in any other competent jurisdiction.

                  (e) Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         15-12. Indemnification. The Lead Borrower and each Borrower respectively, jointly and severally, shall indemnify, defend, and hold each Agent and each Lender and any employee, officer, or agent of any of the foregoing (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrowers or of any other guarantor or endorser of the Liabilities with any Agent or any Lender (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person at the reasonable expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith or willful misconduct. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of any of the Borrowers, other than a termination, release, or discharge which makes specific reference to this Section 15-12.

         15-13. Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (a) Unless otherwise specifically provided herein, interest and any other fee or charge which is stated as per annum percentage shall be calculated on a 360 day year and actual days elapsed.

                  (b) Words in the singular include the plural and words in the plural include the singular.

                  (c) Titles, headings (indicated by being underlined or shown in Small Capitals) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

                  (d) The words "includes" and "including" are not limiting.

                  (e) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                  (f) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

                  (g) Text which is shown in italics, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                  (h) The words "may not" are prohibitive and not permissive.

                  (i) The word "or" is not exclusive.

                  (j) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                  (k) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

                  (l) The symbol "$" refers to United States Dollars.

                  (m) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

                  (n) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                  (o) Except as otherwise specifically provided, all references to time are to Boston time.

                  (p) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                           (i) Unless otherwise provided (I) the day of the act,
                  event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                           (ii) The word "from" means "from and including".

                           (iii) The words "to" and "until" each mean "to, but
                  excluding".

                           (iv) The word "through" means "to and including".

                  (q) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 15-14 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         15-14. Intent. It is intended that:

                  (a) This Agreement take effect as a sealed instrument.

                  (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Collateral Agent.

                  (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

                  (d) All reasonable costs and expenses incurred by each Agent and, to the extent provide in Section 15-8 each Lender in connection with such Person's relationship(s) with the Borrowers shall be borne by the Borrowers.

                  (e) Unless otherwise explicitly provided herein, any Agent's consent to any action of any Borrower which is prohibited unless such consent is given may be given or refused by that Agent in its sole discretion and without reference to Section 2-16 hereof.

         15-15. Maximum Interest Rate. Regardless of any provision of any Loan Document, no Agent and no Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         15-16. Waivers.

                  (a) The Lead Borrower and each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Subsection 15-16(b), below, knowingly, voluntarily, and intentionally, and understands that the each Agent and each Lender is entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

                  (b) THE LEAD BORROWER AND EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                           (i) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR
                  CONTROVERSY IN WHICH ANY AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY LENDER OR IN WHICH ANY AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON AND ANY AGENT OR ANY LENDER (AND ANY AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                           (ii) Any defense, counterclaim, set-off, recoupment,
                  or other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent or any Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                           (iii) Any claim to consequential, special, or
                  punitive damages.


                                                      HOMEPLACE OF AMERICA, INC.
                                                               THE LEAD BORROWER


                                               By  /s/ David A. Frost
                                                   -----------------------------
                                       Print Name: David A. Frost
                                                   -----------------------------
                                            Title: Senior Vice President,
                                                   Finance, Treasurer and
                                                   Controller
                                                   -----------------------------

                                  THE BORROWERS

HOMEPLACE OF AMERICA, INC.                          HOMEPLACE STORES, INC.


By /s/ David A. Frost                          By  /s/ David A. Frost
   --------------------------                      -----------------------------

Print Name: David A. Frost             Print Name: David A. Frost
            -----------------                      -----------------------------
Title: Senior Vice President,               Title: Senior Vice President,
       Finance, Treasurer and                      Finance, Treasurer and
       Controller                                  Controller
       ----------------------                      -----------------------------

HOMEPLACE HOLDINGS, INC.                              HOMEPLACE STORES TWO, INC.


By /s/ David A. Frost                          By  /s/ David A. Frost
   --------------------------                      -----------------------------

Print Name: David A. Frost             Print Name: David A. Frost
            -----------------                      -----------------------------
Title: Senior Vice President,               Title: Senior Vice President,
       Finance, Treasurer and                      Finance, Treasurer and
       Controller                                  Controller
       ----------------------                      -----------------------------

HOMEPLACE MANAGEMENT, INC.


By  /s/ David A. Frost
    -------------------------
Print Name: David A. Frost
            -----------------
Title: Senior Vice President,
       Finance, Treasurer and
       Controller
       ----------------------

                                                  BANKBOSTON RETAIL FINANCE INC.
                                                            ADMINISTRATIVE AGENT
                                                                COLLATERAL AGENT


                                                     By  /s/ Michael L. Pizette
                                                         ----------------------

                                             Print Name: Michael L. Pizette
                                                         ----------------------

                                                  Title: Managing Director
                                                         ----------------------


                           THE WORKING CAPITAL LENDERS

                                                                    AMSOUTH BANK


                                               By illegible
                                                  ------------------------------

                                               Notice Address:
                                                     350 Park Avenue, 19th Floor
                                                     New York, New York 10022
                                                     Attention:
                                                     Fax



                                                  BANKBOSTON RETAIL FINANCE INC.


                                         By  /s/ Michael L. Pizette
                                             ----------------------
                                             Michael Pizette, Managing Director

                                             Notice Address:
                                                     40 Broad Street
                                                     Boston, Massachusetts 02109
                                                     Attention:
                                                     Fax

                                             THE CIT GROUP BUSINESS CREDIT, INC.


                                             By /s/ Allison Fuedman
                                                --------------------------------

                                             Notice Address:
                                                 1211 Avenue of the Americas
                                                 New York, New York 10036
                                                 Attention: Regional Credit Mgr.
                                                 Fax (212) 536-1295


                                                      FINOVA CAPITAL CORPORATION


                                          By /s/ Brian Rujawitz
                                             -----------------------------------

                                          Notice Address:
                                              311 South Wacker Drive, Suite 4400
                                              Chicago, Illinois 60606
                                              Attention: Brian Rujawitz
                                              Fax (312) 322-7250

                                                    FOOTHILL CAPITAL CORPORATION


                                          By  illegible
                                              ----------------------------------

                                          Notice Address:
                                            11111 Santa Monica Blvd., Suite 1500
                                            Los Angeles, California 90025-3333
                                            Attention:
                                            Fax

                                                          HELLER FINANCIAL, INC.

                                          By /s/ John Buff
                                             -----------------------------------

                                          Notice Address:
                                                 150 East 42d Street, 7th Floor
                                                 New York, New York 10017
                                                 Attention: John Buff
                                                 Fax (212) 880-7002

                                       IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                                          By /s/ Wing C. Lenor
                                             -----------------------------------

                                          Notice Address:
                                                  One State Street
                                                  New York, New York 10004
                                                  Attention: Wing C. Lenor
                                                  Fax (212) 858-2151

                                        JACKSON NATIONAL LIFE INSURANCE COMPANY
                                        By: PPM Finance, Inc. - Attorney-In-Fact

                                          By /s/ Jeffrey J. Podwika
                                             -----------------------------------

                                          Notice Address:
                                                 c/o PPM Finance, Inc.
                                                 225 West Wacker, Suite 1200
                                                 Chicago, Illinois 60606
                                                 Attention: Jeffrey C. Podwika
                                                 Fax (312) 634-0815

                                                   LASALLE BUSINESS CREDIT, INC.


                                          By /s/ Ellen T. Cook
                                             -----------------------------------

                                          Notice Address:
                                                  135 South LaSalle, Suite 400
                                                  Chicago, Illinois 60603
                                                  Attention: Ellen T. Cook
                                                  Fax (312) 904-0291

                                                              THE PROVIDENT BANK

                                          By /s/ Barry A. Peterson
                                             -----------------------------------

                                          Notice Address:
                                                  One East Fourth Street, 249A
                                                  Cincinnati, Ohio 45202
                                                  Attention: Joe Gorde
                                                  Fax (513) 579-2858

                                                                 THE TERM LENDER
                                                    BACK BAY CAPITAL FUNDING LLC

                                         By  /s/ Michael L. Pizette
                                             ----------------------
                                             Michael Pizette, Managing Director